UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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HOOKER FURNITURE CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Hooker Furniture Corporation
440 East Commonwealth Boulevard
Martinsville, Virginia  24112

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held June 8, 2010

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hooker Furniture Corporation (the “Company”) will be held at the Virginia Museum of Natural History at 21 Starling Avenue, Martinsville, Virginia, on Tuesday, June 8, 2010, at 2:00 p.m., for the following purposes:

•	To elect as directors the six nominees named in the attached proxy statement to serve a one-year term on the Company’s Board of Directors;

•	To approve the 2010 amendment and restatement of the Hooker Furniture Corporation 2005 Stock Incentive Plan;

•	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2011; and

•	To transact such other business as may properly be brought before the meeting or any adjournment of the meeting.

The shareholders of record of the Company’s Common Stock at the close of business on April 19, 2010 are entitled to notice of and to vote at this Annual Meeting or any adjournment of the meeting.

Even if you plan to attend the meeting in person, we request that you mark, date, sign and return your proxy in the enclosed self-addressed envelope as soon as possible so that you may be certain that your shares are represented and voted at the meeting. Any proxy given by a shareholder may be revoked by that shareholder at any time before the voting of the proxy.

By Order of the Board of Directors,

Robert W. Sherwood
Secretary
May 7, 2010

Hooker Furniture Corporation
440 East Commonwealth Boulevard
Martinsville, Virginia  24112

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

June 8, 2010

The enclosed proxy is solicited by and on behalf of the Board of Directors of Hooker Furniture Corporation (the “Company”) for use at the Annual Meeting of Shareholders to be held on Tuesday, June 8, 2010, at 2:00 p.m., at the Virginia Museum of Natural History at 21 Starling Avenue, Martinsville, Virginia, and any adjournment of the meeting. The matters to be considered and acted upon at the meeting are described in the notice of the meeting and this proxy statement. This proxy statement and the related form of proxy are being mailed on or about May 7, 2010 to all holders of record on April 19, 2010 of the Company’s common stock, no par value (the “Common Stock”). Shares of the Common Stock represented in person or by proxy will be voted as described in this proxy statement or as otherwise specified by the shareholder. Any proxy given by a shareholder may be revoked by that shareholder at any time before the voting of the proxy by:

•	delivering a written notice to the Secretary of the Company;

•	executing and delivering a later-dated proxy; or

•	attending the meeting and voting in person.

The cost of preparing, assembling and mailing the proxy, this proxy statement, and any other material enclosed, and all clerical and other expenses of solicitations will be borne by the Company. In addition to the solicitation of proxies by use of the mails, directors, officers, and employees of the Company may solicit proxies by telephone or personal interview. The Company also will request brokerage houses and other custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by those parties and will reimburse those parties for their expenses in forwarding soliciting material.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to be Held on June 8, 2010:

The proxy statement and annual report to shareholders are available at:

http://tinyurl.com/hookerproxy2010 or http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=25490

Voting Rights

On April 19, 2010, the record date for the Annual Meeting, there were 10,774,743 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock entitles the holder of that share to one vote.

Voting Procedures

Votes will be tabulated by one or more Inspectors of Elections. A majority of the total votes entitled to be cast on matters to be considered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes and for all other matters as well. Abstentions and shares held of record by a broker or its nominee (“broker shares”) that are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. However, broker shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present at the meeting.

In the election of directors, the six nominees receiving the greatest number of votes cast in the election of directors will be elected. Votes that are withheld and broker shares that are not voted in the election of directors are not considered votes cast on the election of directors and, therefore, will have no effect on the election of directors. Actions on all other matters to come before the meeting, including approval of the 2010 amendment and restatement of the Hooker Furniture Corporation 2005 Stock Incentive Plan and ratification of the selection of the Company’s independent registered public accounting firm, will be approved if the votes cast in favor of the action exceed the votes cast against it. Abstentions and broker shares that are not voted are not considered cast either for or against a matter and, therefore, will have no effect on the outcome of that matter.

The shares represented by proxies will be voted as specified by the shareholder. If the shareholder does not specify his or her choice, the shares will be voted “FOR” the election of the director nominees listed on the proxy card, “FOR” the approval of the 2010 amendment and restatement of the Hooker Furniture Corporation 2005 Stock Incentive Plan and in the discretion of the persons named in the proxies upon any other matters that may come before the meeting or any adjournment of the meeting.

ELECTION OF DIRECTORS

The Company proposes the election of Paul B. Toms, Jr., W. Christopher Beeler, Jr., John L. Gregory, III, Mark F. Schreiber, David G. Sweet and Henry G. Williamson, Jr. to hold office until the next Annual Meeting of Shareholders is held and their successors are elected.  All nominees listed were previously elected directors by the shareholders and have consented to being named as nominees for election at the Annual Meeting. The Board of Directors of the Company presently consists of six directors whose terms expire at the time of the 2010 Annual Meeting upon election of their successors.

The shares represented by proxies will be voted as specified by the shareholder. If the shareholder does not specify his or her choice, the shares will be voted in favor of the election of the nominees listed on the proxy card, except that if any nominee should not continue to be available for election, those proxies will be voted for the election of such other person as the Board of Directors may recommend. As of the date of this proxy statement, the Board of Directors has no reason to believe that any of the nominees named below will be unable or unwilling to serve.  Certain information regarding each nominee follows.

Paul B. Toms, Jr., 55, has been a Director since 1993. Mr. Toms has been Chairman and Chief Executive Officer since December 2000 and President since November 1, 2006. Mr. Toms was President and Chief Operating Officer from December 1999 to December 2000, Executive Vice President-Marketing from 1994 to December 1999, Senior Vice President-Sales & Marketing from 1993 to 1994, and Vice President-Sales from 1987 to 1993. Mr. Toms joined the Company in 1983. His long tenure with the company in senior and executive management roles and his position as the Company’s President and Chief Executive make him uniquely qualified to serve as a director.

W. Christopher Beeler, Jr., 58, has been a Director since 1993. He is the Chairman, President and Chief Executive Officer of Virginia Mirror Company, Inc. and Virginia Glass Products Corporation, both of which manufacture and fabricate architectural glass products. Mr. Beeler is Chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee. Mr. Beeler’s executive experience well qualifies him to serve as a director.

John L. Gregory, III, 62, has been a Director since 1988. He is a shareholder, officer and director of the law firm of Young, Haskins, Mann, Gregory, McGarry & Wall, P.C. Mr. Gregory is Chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committee. Mr. Gregory’s background as an attorney well qualifies him to serve as a director.

Mark F. Schreiber, 68, has been a Director since 2004. He is the retired President and Chief Operating Officer of Houston-based furniture retailer Star Furniture, a subsidiary of Berkshire Hathaway. He held that position from 1995 until his retirement in early 2003. Mr. Schreiber is a member of the Audit Committee and the Compensation Committee. His executive experience with one of the nation’s largest furniture retailers well qualifies him to serve as a director.

David G. Sweet, 63, has been a Director since March 1, 2006. He is the retired Vice President of The North Face, a designer and marketer of outdoor apparel and a division of VF Corporation. He held that position from 2002 until his retirement in December 2004. He served as Vice President of VF Outdoor – Europe from 2000 to 2002. Before 2000, Mr. Sweet held various management positions during his 26-year career with VF Corporation. Mr. Sweet is a member of the Audit Committee and the Nominating and Corporate Governance Committee. His senior management experience with a large global importer and marketer well qualifies him to serve as a director.

Henry G. Williamson, Jr., 62, has been a Director since 2004. He is the retired Chief Operating Officer of BB&T Corporation and Branch Banking and Trust Company of North Carolina, South Carolina and Virginia. He held that position from 1989 until his retirement in June 2004. Mr. Williamson is also the Chairman of the Board of both Williamson Corporation of North Carolina (doing business as Carolina Staffing Specialist), a temporary staffing business, and Williamson Media Corporation, which is involved in web-based commerce. He was a director of Triad Guaranty Corporation from May 2007 through September 2008.  Mr. Williamson is Chairman of the Audit Committee and a member of the Compensation Committee. His executive experience in the banking industry well qualifies him to serve as a director.

CORPORATE GOVERNANCE

The Board of Directors is comprised of the Chairman of the Board of Directors, who also serves as the Company’s President and Chief Executive Officer, and five independent directors. The Nominating and Governance committee regularly reviews the appropriateness of the combined position of Chairman of the Board and principal executive officer. The Committee believes that it is in the best interest of the Company and its shareholders for the Board to combine the dual roles of Chairman and Chief Executive Officer due to the depth of knowledge, experience and expertise of the Company’s current Chairman and Chief Executive Officer.  The Committee believes that combining these two roles creates a single focal point for Company leadership and projects a clear sense of direction to shareholders and employees within an industry that is in the midst of rapid change. The Committee will continue to regularly review the appropriateness of this combined role.

The Board of Directors held seven meetings during the fiscal year ended January 31, 2010 (“fiscal 2010”). The Board has established a Nominating and Corporate Governance Committee, a Compensation Committee and an Audit Committee. The Compensation Committee met two times, the Audit Committee met five times and the Nominating and Corporate Governance Committee met two times in fiscal 2010. Each incumbent director attended at least 75% of the total fiscal 2010 Board meetings and committee meetings held during the period that he was a member of the Board or those committees. Each of the following directors and director nominees is independent as defined by applicable NASDAQ listing standards: W. Christopher Beeler, Jr., John L. Gregory, III, Mark F. Schreiber, David G. Sweet and Henry G. Williamson, Jr. The independent directors meet in executive session at each Board meeting without management present.  Given the size of our Board, no director has been designated as lead director nor sets a formal agenda for the executive sessions of the Board. Typically, each director comes prepared to discuss issues that he considers to be relevant. It is the Company’s policy that each of the directors is expected to attend the Company’s annual shareholder meetings. All of the Company’s six directors attended the 2009 Annual Meeting.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, which presently consists of Messrs. Beeler (Chairman), Gregory and Sweet:

•	identifies individuals qualified to become Board members;

•	selects, or recommends that the Board select, nominees to the Board and each committee;

•	assists the Board with respect to corporate governance matters applicable to the Company; and

•	assists the Board in senior management succession planning.

The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a current copy of which is available on the Company’s Web site at www.hookerfurniture.com. Each member of the Committee is independent as defined by applicable NASDAQ listing standards.

The Nominating and Corporate Governance Committee is responsible for:

•	evaluating and making recommendations to the Board regarding the size and composition of the Board;

•	developing and recommending criteria for the selection of individuals to be considered as candidates for election to the Board; and

•	identifying, investigating and recommending prospective director candidates.

Candidates for director nominees will be assessed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of shareholders. The Committee has not established a set of specific, minimum qualifications for director candidates, but in conducting its assessment, the Committee will consider such factors as it deems appropriate given the current needs of the Board and the Company. In general, the Committee seeks candidates who:

•	possess a reputation for adhering to the highest ethical standards and have demonstrated competence, integrity, and respect for others;
•	have demonstrated excellence in leadership, judgment and character;
•	have diverse business backgrounds, with a wide range of relevant education, skills and professional experience that will complement and enhance our business, structure, and strategy; and
•	have the time to devote to Board and Committee service and are free of potential conflicts of interest.

While the Board has no formal policy regarding diversity, the Committee considers the diversity of the Board when identifying nominees for director. Such diversity may include a variety of different personal, business and professional experiences, as well as a variety of opinions, perspectives, backgrounds and other characteristics.

In the case of incumbent directors, the Committee will review each director’s overall service to the Company during his or her term in deciding whether to re-nominate the director. The Committee is responsible for recommending director compensation to the Board of Directors.

Procedures for Shareholder Recommendations of Director Nominees

The Committee will consider a director candidate recommended by a shareholder for the 2011 Annual Meeting if the recommendation is submitted in writing to the Secretary of the Company in accordance with the procedures for the nomination of directors in the Company’s bylaws (including Article III, Section 3 of the bylaws) and is received at the Company’s principal executive offices on or before January 7, 2011. The recommendation must include the candidate’s name and address, a description of the candidate’s qualifications for serving as a director and the following information:

•	the name and address of the shareholder making the recommendation;

•
a representation that the shareholder is a record holder of the Company’s Common Stock entitled to vote at the meeting and, if necessary, would appear in person or by proxy at the meeting to nominate the person or persons recommended;

•
a description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

•
information regarding the director candidate that would be required to be included in a proxy statement filed under the proxy rules of the United States Securities and Exchange Commission (“SEC”), if the candidate were to be nominated by the Board of Directors;

•	information concerning the director candidate’s independence as defined by applicable NASDAQ listing standards; and

•	the consent of the director candidate to serve as a director of the Company if nominated and elected.

The Nominating and Corporate Governance Committee may refuse to consider the recommendation of any person not made in compliance with this procedure.

Compensation Committee

The Compensation Committee presently includes Messrs. Gregory (Chairman), Schreiber and Williamson. The Committee reviews and makes determinations with regard to the compensation for the Company’s executives, including the Chief Executive Officer, the Chief Financial Officer and each of the Company’s other executive officers. Each member of the Compensation Committee is independent as defined by applicable NASDAQ listing standards.

The Board of Directors has adopted a written charter for the Compensation Committee, a current copy of which is available on the Company’s Web site at www.hookerfurniture.com.  The charter delegates to the Committee a number of specific responsibilities for establishing, reviewing approving, monitoring and administering executive compensation.  In addition, the charter requires that each member of the Compensation Committee be an “outside director” for purposes of Section 162(m) of the Internal Revenue Code and a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each Committee member meet NASDAQ’s director independence requirements.  The Report of the Compensation Committee can be found on page 10.

The Committee has the authority, without any further approval from the Board, to retain advisers as it deems appropriate, including compensation consultants.  In retaining an adviser, the Committee has sole authority to approve the adviser’s fees and other retention terms, and has the sole authority to terminate the adviser.

During fiscal 2010, the Committee consulted with Longnecker & Associates, an independent compensation consulting firm, to advise the Committee on compensation trends. The compensation consulting firm reports directly to the Chairman of the Committee, and the Committee approves the scope of the compensation consulting firm’s work and fees.  The compensation consulting firm participates in meetings with the Committee at its request, including executive sessions during which Company management is not present. The compensation consulting firm does not perform any other work for the Company.

The Committee typically meets three or four times each year.  During the 2010 fiscal year, it met two times.  The Committee invites the Chief Executive Officer and the Chief Financial Officer to attend meetings when the Committee considers their input relevant or necessary.  A portion of each meeting is generally held in executive session, as the Committee deems appropriate.  The Chief Executive Officer and the Chief Financial Officer do not attend any meetings held in executive session.  The Chairman reports the Committee’s decisions on executive compensation to the Board, and annually reviews the Chief Executive Officer’s compensation with the Board in executive session of non-employee directors only.

The Chief Executive Officer makes recommendations to the Committee concerning annual base salaries and annual cash incentive opportunities for the other executive officers of the Company.  Decisions regarding compensation for other employees are made by the Chief Executive Officer in consultation with other members of senior management.  Management assists the Committee in administering various elements of the Company’s executive compensation program.  The Compensation Committee has unrestricted access to management and may request the participation of management in any discussion of a particular subject at any meeting.

Audit Committee

The Audit Committee, which presently consists of Messrs. Williamson (Chairman), Beeler, Schreiber and Sweet:

•	approves the appointment of an independent registered public accounting firm to audit the Company’s financial statements and internal control over financial reporting;

•	reviews and approves the scope, purpose and type of audit and non-audit services to be performed by the independent registered public accounting firm; and

•	oversees the accounting and financial reporting processes of the Company and the integrated audit of the Company’s annual financial statements and internal control over financial reporting.

The Board of Directors has adopted a written charter for the Audit Committee, a current copy of which is available on the Company’s Web site at www.hookerfurniture.com. Each member of the Audit Committee is independent as defined by applicable NASDAQ listing standards. The Company’s Board of Directors has determined that each of Messrs. Williamson and Beeler is an “audit committee financial expert” for purposes of the SEC’s rules. The Report of the Audit Committee can be found on page 9.

The Company’s Audit Committee is responsible under its charter for reviewing and approving any related party transactions. For this purpose a “related party transaction” includes any transaction, arrangement or relationship in which an executive officer, director, director nominee or 5% shareholder of the Company, or their immediate family members, has a direct or indirect material interest that would be required to be disclosed in the Company’s proxy statement under applicable rules of the SEC. We did not have any such transactions during fiscal 2010.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics, which applies to all of the Company’s employees and directors, including the principal executive officer, principal financial officer and principal accounting officer.  A copy of the Code of Business Conduct and Ethics is available on the Company’s website at www.hookerfurniture.com.  Amendments of and waivers from the Company’s Code of Business Conduct and Ethics will be posted to the website when permitted by applicable SEC and NASDAQ rules and regulations.

The Role of the Board of Directors in Risk Oversight

The Board of Directors provides oversight for Company-wide risk management and performs its oversight role in many different ways, including by:

•	reviewing and approving our annual operating and capital budgets;

•	reviewing our quarterly and year-to-date operating results and discussing those results with executive management;

•	reviewing management’s quarterly risk assessment reports; and

•	reviewing reports regarding our internal control over financial reporting from our independent registered public accounting firm.

The Audit Committee meets in executive session with the Company’s independent auditors to discuss topics related to the Company’s financial reporting and internal control. Additionally, the Nominating and Corporate Governance Committee and the Compensation Committee meet periodically to address governance and compensation issues, including compensation-related risks. The Committees utilize outside advisors and experts when needed.

As part of its oversight of the Company's executive compensation program, the Compensation Committee with assistance from management reviewed the Company's compensation policies and procedures for all employees to determine whether they present a significant risk to the Company. Their review included a consideration of the incentives that the Company’s compensation policies and procedures create and factors that may reduce the likelihood of excessive risk taking. Based on this review, the Committee concluded that the Company’s compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.

The Chairman and Chief Executive Officer’s membership on the Board gives the Board valuable insight into the Company’s operations and risks. Mr. Toms’ unique depth of knowledge, experience and expertise give the Board a more complete and holistic view of the risks the Company faces. The Board also engages in discussions regarding risk management in executive session without the participation of the Chairman and Chief Executive Officer.

Director Compensation

The Nominating and Corporate Governance Committee is responsible for recommending director compensation to the Board of Directors.  The non-employee director compensation arrangements discussed below were recommended by the Nominating and Corporate Governance Committee and approved by the Board of Directors. The following table sets forth non-employee director compensation paid for fiscal year 2010.

Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash (1)	Stock Awards(2)	All Other Compensation(3)	Total
W. Christopher Beeler, Jr.	$35,500	$17,748	$1,670	$54,918
John L. Gregory, III	32,000	16,003	1,470	49,473
Mark F. Schreiber	32,500	16,246	1,507	50,253
David G. Sweet	32,500	16,246	1,507	50,253
Henry G. Williamson, Jr.	37,500	18,754	1,720	57,974

(1)	Includes annual retainer fees and committee and committee chair fees paid in January 2009, as described in greater detail below.

(2)
These amounts are the aggregate grant date fair value of shares of restricted stock awarded to each non-employee director on January 14, 2009 under the Company’s 2005 Stock Incentive Plan, determined in accordance with stock-based compensation accounting standards (Topic 718 of the Accounting Standards Codification.) The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of assumptions used in calculating award values, refer to note 13 of the Company’s financial statements in its Annual Report on Form 10-K for the year ended January 31, 2010, as filed with the SEC.

(3)
This column shows the aggregate dividends paid to each non-employee director during the fiscal year ended January 31, 2010 with respect to the unvested shares of restricted stock. The non-employee directors held the following number of shares of unvested restricted stock as of January 31, 2010: W. Christopher Beeler, Jr., 3,683; John L. Gregory, III, 3,321; Mark F. Schreiber, 3,372; David G. Sweet, 3,372; Henry G. Williamson, Jr., 3,892.

For the 2009 calendar year, non-employee directors received an annual cash retainer of $20,000, plus $8,500 for serving on the Audit Committee and $4,000 for serving on each of the Compensation Committee and Nominating and Corporate Governance Committee. The Chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each received an additional $5,000, $4,000 and $3,000, respectively.

Non-employee directors also received an annual grant of restricted stock under the Company’s stock incentive plan. The number of shares of restricted stock awarded to each non-employee director  is determined by dividing fifty percent of the total annual fees payable to that director by the fair market value of the Company’s Common Stock on the award date (the average of the high and low market price of the stock on the day prior to the grant date) and rounding to the nearest whole share. The restricted stock becomes fully vested, and the restrictions applicable to the restricted stock lapse, on the third anniversary of the grant date, or if earlier, when the director dies or is disabled, the Annual Shareholders Meeting following the director’s attainment of age 75, or a change in control of the Company.

Through December 31, 2009, our non-employee directors were compensated on a calendar-year basis. For 2010, the Board of Directors adopted a recommendation from the Company’s Nominating and Corporate Governance Committee to align non-employee director compensation with each director’s term of service, which typically begins with the election of directors at the Company’s annual meeting. The Board has approved compensation for non-employee directors for the five-month transition period from January 1, 2010 to the annual shareholders meeting to be held June 8, 2010. We anticipate that compensation for the annual period following the Annual Meeting will be identical to the amounts paid to non-employee directors for fiscal 2010. Our non-employee directors were paid the following cash compensation for the five-month transition period:

•	$8,333 retainer for service on the Board; plus

•	$3,542 for serving on the Audit Committee and $1,667 for serving on each of the Compensation and Nominating and Corporate Governance Committees; and

•	an additional $2,083 for the Chair of the Audit Committee, $1,667 for the Chair of the Compensation Committee and $1,250 for the Chair of the Nominating and Corporate Governance Committee.

On January 15, 2010 each non-employee director received a grant of shares of restricted stock under the Company’s 2005 Stock Incentive Plan.  This grant was calculated by taking into account only the fees payable to non-employee directors for the five-month transition period.

Name	Stock Awards	Number of Shares
W. Christopher Beeler, Jr.	$7,396	591
John L. Gregory, III	6,667	533
Mark F. Schreiber	6,771	541
David G. Sweet	6,771	541
Henry G. Williamson, Jr.	7,813	625

The award was pro-rated in this manner to account for the restricted stock award that will be granted under the 2010 amendment and restatement of the Hooker Furniture Corporation 2005 Stock Incentive Plan, subject to shareholder approval of that plan.  Please see the Proposal to Approve the 2010 Amendment and Restatement of the 2005 Stock Incentive Plan on page 27 of this proxy statement for more information concerning restricted stock that would be awarded to non-employee directors under that plan.

Directors are reimbursed for reasonable expenses incurred in connection with attending Board and committee meetings or performing their duties as directors. Mr. Toms receives no compensation for serving on the Board of Directors or for attending Board or committee meetings.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2010 with management, including a discussion of the quality and acceptability of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee discussed with the Company’s independent registered public accounting firm, who is responsible for expressing an opinion on conformity of those audited financial statements with U.S. generally accepted accounting principles, the firm’s judgment as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the independent registered public accounting firm under the standards of the Public Company Accounting Oversight Board. In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from management and the Company, including the matters in the written disclosures and letter from the independent registered public accounting firm to the Committee required by Public Company Accounting Oversight Board Rule 3526. The Committee has also considered whether the provision of non-audit related services by the independent registered public accounting firm is compatible with maintaining the firm’s independence and found it to be acceptable.

The Committee met with the Company’s independent registered public accounting firm, with and without management present, and discussed the overall scope and results of their audits, their evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2010 for filing with the SEC.

Henry G. Williamson, Jr., Chairman
W. Christopher Beeler, Jr.
Mark F. Schreiber
David G. Sweet

REPORT OF THE COMPENSATION COMMITTEE

The Committee has reviewed, and discussed with management, the Compensation Discussion and Analysis that appears below. Based on that review, and the Committee’s discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

John L. Gregory, III, Chairman
Mark F. Schreiber
Henry G. Williamson, Jr.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee of the Board oversees the Company’s executive compensation program.  The Committee makes decisions regarding the compensation of the Company’s “named executive officers,” which typically consist of the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers of the Company.  The named executive officers for fiscal 2010 are listed in the Summary Compensation Table on page 18.  The Committee also determines the compensation of the other executive officers of the Company.  More information concerning the composition of the Committee and its authority and responsibilities can be found under Compensation Committee on page 6.

Our Compensation Philosophy

A key objective of the Company’s executive compensation program is to attract and retain highly qualified executives who will contribute significantly to the success and financial growth of the Company and enhance value for shareholders.  Another objective of the program is to motivate and appropriately award executives when they achieve the Company’s financial and business goals and meet their individual performance objectives.  The Committee believes that having a stable executive management team is necessary to achieve the Company’s profitability objectives, particularly in light of the operating challenges that the current economic environment poses for the furniture industry.

Our Compensation Program

The Company’s executive compensation program employs several elements of compensation to achieve the objectives of our compensation philosophy. The primary elements of the program are base salary, an annual cash incentive, a long-term performance incentive, and supplemental retirement and life insurance benefits.  We also have entered into employment agreements with executive officers under certain circumstances (as discussed further below).  These elements are structured to compensate executives over three separate timeframes:

•
Annual compensation.  Base salaries are set for each calendar year based on Company performance and the individual executive’s performance during the preceding calendar year.  The annual cash incentive is determined based on the Company’s financial performance during the fiscal year, and may be adjusted upward or downward within certain established limits based on an evaluation of the executive’s individual performance during that fiscal year.

•
Longer-term compensation.  Long-term performance incentives are designed to reward executives if the Company achieves specific performance goals over multi-year periods.  The amounts payable to executives under the program vary based on the extent to which those goals are achieved or surpassed.

•
Full career and time-specific compensation.  Supplemental retirement and life insurance benefits are linked to an executive’s continued employment with the Company to a specified age.  Employment agreements are designed to retain the covered executives for a minimum defined period of time.

The Committee believes that the objectives of the Company’s compensation program can be best attained by structuring the program to provide compensation over these separate timeframes.  For example, the Committee views annual and longer term performance-based compensation as essential to encouraging executives to appropriately balance both the short-term and long-term interests of the Company and its shareholders.  In addition, the Committee believes that compensation tied to service over a full career or a specific period helps to promote executive retention.

Process for Determining Executive Compensation

The Committee sets base salaries, determines the amount and terms of annual cash incentive opportunities and determines long-term incentive compensation for the Company’s executive officers.  The Committee follows the processes and considers the information discussed below in setting executive compensation.

Competitive Pay Data

As further discussed under Compensation Committee on page 6, the Committee has, from time to time, retained a compensation consulting firm to provide data concerning compensation levels and practices of companies that are representative of companies that the Company competes with for executive talent (the “peer group”).  The compensation consultant also provides information compiled from industry surveys. The Committee does not benchmark compensation for our executive officers to any particular level or target based on this comparable compensation data. Instead, the Committee considers this pay data as one of many factors when determining the appropriateness of individual elements of compensation as well as the total compensation payable to the Company’s executive officers.

The comparable compensation data provided by the compensation consultant is drawn from published compensation surveys for companies in the wood, metal and upholstered household furniture manufacturing and importing industry with annual revenue levels similar to the Company’s and from a peer group of industry competitors with annual revenues and market capitalizations substantially similar to the Company’s. The companies in the peer group are:

•	Bassett Furniture Industries

•	Flexsteel Industries, Inc.

•	Stanley Furniture Company

•	Virco Mfg. Corporation

The Committee periodically monitors the composition of the peer group to ensure that it is comprised of companies that are close to the Company’s size and market capitalization and are representative of its competitors for executive talent.

Company Performance

Each year the Committee considers which measures of Company financial performance to use in setting annual and longer-term incentive compensation for the executive officers.  The Committee has traditionally linked annual cash incentives to the Company’s attainment of specific levels of consolidated pre-tax income.  Longer term incentives are linked to achievement of a different set of performance measures.  In fiscal 2009, the Committee granted to executive officers performance awards based on the attainment of targeted levels of cumulative earnings per share and average annual return on equity, over a two-year and a three-year period.

The Committee believes that these are appropriate performance measures on which to base incentive compensation because they are the same financial measures that are used by management in making day-to-day operating decisions and in setting strategic goals. In addition, these measures are used by the Board in evaluating Company performance.  The Committee generally consults with the Chief Executive Officer and other senior executives, as well as the Committee’s independent compensation consultant, before setting performance levels for annual and long-term incentive compensation.

Individual Performance

The Committee annually assesses the individual performance of each executive officer.  Individual performance is considered by the Committee when setting an executive officer’s base salary and when determining the amount payable to each executive officer under the annual cash incentive program.  Each executive’s performance is measured against specific personal objectives that were established early in the year.  The Chief Executive Officer’s annual personal objectives are established in consultation with the Committee.  Other executive officers establish their individual objectives in consultation with the Chief Executive Officer.  These objectives may include both subjective and quantifiable individual and departmental performance and developmental initiatives that are within each officer’s area of operation and are consistent with the Company’s strategic plans.

The Committee’s assessment of each executive officer’s performance with respect to these objectives is conducted primarily through conversations with the Chief Executive Officer.  The Committee believes that consideration of individual performance objectives is important because it creates incentives for executive officers to make specific contributions to the Company’s financial growth based on their individual spheres of responsibility, and because it allows the Company to reward those specific contributions.

Allocating Between Compensation Elements

The Committee does not have a fixed standard for determining how an executive officer’s total compensation is allocated among the various elements of the Company’s compensation program.  Instead, the Committee uses a flexible approach so that it can structure the compensation elements in a manner that will, in its judgment, best achieve the specific objectives of the Company’s compensation program.

Executive Compensation Decisions for Fiscal 2010

For the 2010 fiscal year, the primary elements of compensation for the named executive officers were:

•	base salary,

•	an annual cash incentive opportunity,

•	supplemental retirement and life insurance benefits for five of the named executive officers,

•	an employment agreement with one of the named executive officers and

•	a deferred bonus arrangement for one of the named executive officers.

Shortly before the beginning of the 2010 fiscal year, the Committee established base salaries for each named executive officer and shortly thereafter approved the terms of the annual incentive plan.

Base Salary

Management recommended to the Committee that the 2009 calendar year base salaries for each named executive officer be maintained at the same level as for 2008, other than for Mr. Cole and Mr. Cohenour.  Management proposed an increase of $25,440 for Mr. Cole because of his promotion to President of Upholstery and the new responsibilities associated with that position, and an increase of $13,992 for Mr. Cohenour in light of his promotion to Executive Vice President of Marketing and his expanded responsibilities in that position.

The Committee reviewed the proposal and discussed with its compensation consultant the general reasonableness of the proposed salary levels. The consultant’s determination regarding the reasonableness of the proposed base salary levels was not based on benchmarking the new salary amounts to any particular level or target, but was instead based on the consultant’s determination that the new salaries were not outside the overall range of salaries for similar positions.  After considering the Company’s performance, the general economic climate, management’s input and the consultant’s recommendations, the Committee determined that it would be appropriate to maintain the named executive officers’ base salaries at previous levels with no increases, except for Mr. Cole and Mr. Cohenour.  Mr. Cole and Mr. Cohenour had each assumed significant additional duties and the Committee determined that it would be appropriate to apply limited increases in their compensation levels to reflect the expansion of their responsibilities and to ensure that they were being competitively and adequately compensated.

Annual Cash Incentive

The fiscal 2010 annual cash incentive plan was generally similar to the plan that the Committee adopted for fiscal 2009.  The incentive opportunity for each named executive officer was determined by the Committee using a two-step process:

•	First, the Committee approved a base incentive for each named executive officer equal to a specified percentage of the Company’s total annual pre-tax income above a threshold amount; and

•
Second, the Committee assigned a range for each executive officer by which the Committee in its discretion could increase or decrease the executive’s base incentive depending on his individual performance for fiscal 2010 (the executive’s “individual performance adjustment factor”).

The Committee used annual pre-tax income as the performance objective for determining whether the executive would be paid an annual cash incentive, and for measuring the base amount of that incentive payment.  The Committee believes that linking a portion of each named executive officer’s pay to the Company’s annual pre-tax income creates an effective incentive for those executive officers to achieve a high level of earnings each year.  The Committee also believes that pre-tax earnings is an appropriate measure for an annual incentive because management decisions and execution of those decisions directly impact the Company’s pre-tax income.

The pre-tax income threshold for the 2010 fiscal year was set at $12.5 million, which was the same as the threshold used for fiscal year 2009.  The Committee reviewed the fiscal 2010 profit plan that the Board had previously approved in consultation with management, and also considered recent industry trends and profitability.  Based on these factors, the Committee concluded that $12.5 million was an appropriate threshold to use for fiscal 2010.  The Committee retained discretion to make adjustments to the calculation of pre-tax income for the annual incentive program if, in the Committee’s judgment, adjustments would be necessary or appropriate to address unique expenses or gains during the year that were outside of management’s control or that, if not taken into account, might create a disincentive for management to focus on the longer-term interests of the Company and its shareholders.

The Committee decided to exercise such discretion to exclude the impact of goodwill and intangible asset impairment charges on pre-tax earnings for the 2010 fiscal year.  In reaching its decision, the Committee considered the continued weakness in the financial markets and the impact of the current economy on the Company’s business that had caused the Company’s market capitalization to decline below its book value, rendering the affected goodwill and intangible assets impaired.  The Committee concluded that, unlike restructuring charges that the Company had recorded in the past related to the closing of manufacturing facilities, which were expected to lead to improved future profitability for the Company, these impairment charges would result in no future disbursement of cash and would have no effect on the Company’s future financial performance.

The Committee approved a base incentive for each named executive officer that correlated in the Committee’s view to his respective level of management responsibilities and his potential to affect the financial performance of the Company.  The base incentives were determined as a fixed percentage of pre-tax income in excess of the threshold. With the exception of Mr. Cole, the base incentive percentage assigned to each named executive was the same percentage assigned to him under the annual cash incentive plan for the prior fiscal year. The Committee did not consider peer group data in making this decision because, as noted above, the Committee does not benchmark annual incentive opportunities to any particular level or target of peer group compensation and because the Committee determined that under current business conditions the base incentives used under the prior year’s program would provide an appropriate incentive for the 2010 fiscal year. The threshold is based on an approved profit plan, which is a subset of the Company’s annual budget, approved by the Board of Directors. While the base incentive percentages are typically held constant, the Committee may change the threshold as it deems appropriate to reflect changes in business conditions. The Committee believes that this approach provides an appropriate incentive for the named executive officers to increase net income, and is balanced by the risk that no incentive will be paid if the Company fails to exceed the minimum earnings threshold approved by the Committee for the year.  The base incentives for each of the named executive officers were as follows:

Name	% of Fiscal 2010 Pre-tax Income Above $12.5 Million Threshold
Paul B. Toms, Jr.	0.75%
E. Larry Ryder	0.65%
Alan D. Cole	0.25%
Michael P. Spece	0.60%
Bruce R. Cohenour	0.50%
Raymond T. Harm	0.50%
Sekar Sundararajan (1)	0.50%

(1)	Mr. Sundararajan served as Executive Vice-President of Operations until November 30, 2009, at which time his employment with the Company terminated.

In addition to the base incentive described above, Mr. Cole was provided additional base incentives linked to the performance of the Company’s upholstery division because he has management responsibilities for that division.  The base incentives were tied to the level of operating income attained by each of the two companies within the upholstery division, subject to adjustment for unique expenses and gains and certain inter-company transactions. Operating income for the upholstery division is a component of the Company’s consolidated operating income reported in its audited financial statements and is determined in accordance with U.S. generally accepted accounting principles. Operating income is generally calculated as net sales less cost of sales, selling and administrative expenses, and any unique expenses and gains, such as goodwill and intangible asset charges and restructuring charges. However, the Committee may consider excluding some unique items, such as impairment charges related to our intangible assets. Mr. Cole’s base incentives were set at a target of 4.0% of the operating income generated by Sam Moore and 3.5% of the operating income generated by Bradington-Young. These additional base incentives are designed to appropriately compensate him for achieving specific improvement in the performance of the Company’s upholstery division. The Committee changed the fiscal 2010 upholstery division base incentive amounts for Mr. Cole in order to align his annual incentive with that of the other officers at both upholstery companies, but in an amount that reflects his level of responsibility and influence over the upholstery operations. The Committee also changed Mr. Cole’s Hooker Corporate base incentive amount in order to recognize Mr. Cole’s increased involvement in corporate strategic matters.

The second step of the annual incentive setting process was to assign a range by which the Committee could increase or decrease, in its discretion, the base incentive earned by each executive depending on his individual performance for fiscal 2010.  The Committee believes that adjusting the base incentive to account for attainment of individual performance goals enables the Committee to more specifically recognize individual performance that impacts our financial and business performance.  The adjustment process is subjective.  There are no quantitative or comparative standards used by the Committee in deciding whether and by how much to adjust an executive’s base incentive, even though the performance goals set by executives may include quantitative or comparative standards.

The individual performance adjustment factor approved for Mr. Toms was plus or minus 25% or less of his base incentive, depending on whether or not Mr. Toms achieved his individual goals.  For the remaining executive officers, the individual performance adjustment factor was plus or minus 12.5% or less of the base incentive.  The Committee established a larger potential adjustment for Mr. Toms to reflect the greater potential impact his individual performance can have on the performance of the Company.  Mr. Cole’s individual performance adjustment factor applied to the sum of the amounts determined under the Company’s pre-tax income performance incentive and the performance incentives for the two upholstery divisions.

Mr. Toms submitted individual goals for the 2010 fiscal year to the Committee, which he determined were integral to achieving our financial and business objectives for the year.  Mr. Toms reviewed these performance goals, and the Company’s overall performance, with the Committee for compensation setting purposes.  Each of the other named executive officers developed his own individual performance goals for fiscal 2010, which Mr. Toms reviewed and approved after consultation with the executives.

The Company and its upholstery division did not achieve their respective performance thresholds for fiscal 2010. As a result, no named executive officer earned a base incentive. Because no base incentives were earned, the Committee did not perform individual performance adjustments for any of the named executive officers under the fiscal 2010 cash incentive program.

Long-Term Performance Incentive

After considering the Company’s financial performance, the general lack of consumer confidence at the time and the continued challenging economic conditions, both in the furniture industry and throughout the economy, the Committee concluded that it could not adequately predict meaningful performance levels over an extended period.  Accordingly, the Committee did not grant any long-term incentives during the 2010 fiscal year.

Supplemental Retirement and Life Insurance Benefits

The named executive officers, other than Mr. Cole, and certain other executives participate in the Company’s Supplemental Retirement Income Plan (“SRIP”).  The SRIP is an unfunded plan that provides a monthly supplemental retirement benefit equal to a specified percentage of the executive’s average monthly base salary (plus bonuses) for the 60 consecutive month period preceding his termination of employment (referred to as his “Final Average Earnings”).  Each of the named executive officers is eligible to receive a monthly benefit equal to 40% of his Final Average Earnings.  The benefit is paid for 15 years following the executive’s retirement.  As a general matter, an executive is not entitled to receive any benefit under the SRIP unless he remains continuously employed with the Company to age 60.  At age 60, the executive becomes vested in 75% of his accrued benefits and in 5% increments each following year until he becomes 100% vested at age 65, assuming the executive remains continuously employed.  The objective of the plan is to retain talented executives for the balance of their careers.  For competitive reasons, Mr. Spece’s SRIP benefit vests in its entirety if he remains employed with the Company to age 60.

In addition, each participant’s benefit in the SRIP will become fully vested, regardless of age, and the present value of those benefits will be paid in a lump sum upon a change in control of the Company.  The Committee believes that this provision further enhances retention by providing assurance to executives that the benefits promised under the SRIP will be paid if the Company comes under new ownership or control.  The amounts that the named executive officers have accumulated thus far under the SRIP and certain additional information concerning the SRIP can be found in the Pension Benefits table on page 21 and Potential Payments upon Termination or Change-in-Control on page 22.

The Company also maintains an executive life insurance program for the named executive officers, other than Mr. Cole, and for certain other officers.  Like the SRIP, the life insurance program is designed to retain executives through their careers by providing life insurance coverage until they reach age 65.  The death benefit is $1.5 million if the executive dies on or before his 60th birthday. The death benefit is $1 million if the executive  dies after his 60th birthday but on or before his 65th birthday.  The executive may designate the beneficiary to whom the death benefit would be paid.  This coverage terminates immediately once the executive reaches age 65 or if the executive leaves the Company for any reason other than death before reaching age 65.

Prior to the Annual Meeting, the Compensation Committee plans to consider, and expects to approve, an increase in Mr. Toms’ life insurance death benefit from $1.5 million to $2.5 million and an increase in his monthly SRIP benefit from 40% of his Final Average Earnings to 50% of his Final Average Earnings. No other provisions of Mr. Toms’ executive insurance arrangement or SRIP benefit are expected to change. Had these changes been in effect as of the beginning of the 2010 fiscal year, Mr. Toms’ fiscal 2010 total compensation (as measured in the Summary Compensation table on page 18) would have increased by approximately $32,000.

Employment Agreements

The Committee has approved an employment agreement for Mr. Cole.  None of the other current named executive officers has an employment or severance agreement with the Company.  The decision to enter into the employment agreement with Mr. Cole was motivated by the desire to attract and retain Mr. Cole for a minimum specified period, due to his expertise in the upholstery business.

Under the employment agreement, Mr. Cole is entitled to receive an annual base salary that is consistent with the base salaries of the other executive officers, as determined by the Committee based on Mr. Cole’s management responsibilities.  He is also entitled to an annual bonus each fiscal year in an amount determined by the Chief Executive Officer after prior approval by the Committee.  The Company is required to make specified payments if he dies or is disabled before July 16, 2010 and make post-termination payments for a limited time following his termination of employment under certain circumstances, including his termination by the Company other than for cause before or after July 16, 2010.  These post-termination payments are intended to preserve the benefits of the agreement for Mr. Cole if his employment is terminated before July 16, 2010 due to events outside of his control.  The amounts payable upon his involuntary termination other than for cause after July 16, 2010 are intended to replace, in part, other executive compensation program components, such as supplemental retirement income, which Mr. Cole is not entitled to receive.  Additional information regarding the terms of Mr. Cole’s employment agreement can be found under Employment Agreement and Other Employment Terms on page 20 and Potential Payments upon Termination or Change-in-Control on page 22.

Prior to his departure, Mr. Sundararajan had an employment agreement, which included a deferred bonus arrangement that was not available to any of the other named executive officers. The Committee authorized Mr. Sundararajan’s agreement because of his expertise in operations and supply chain management in the home furnishings and consumer goods industries.

Other Benefits

The Company maintains a tax-qualified Section 401(k) savings plan for all of its eligible employees, including the named executive officers.  The plan provides for Company matching contributions, which are fully-vested upon contribution.  The Company’s other benefit plans include health care and dental insurance, group life insurance, disability insurance and tuition assistance. The named executive officers participate in the plans on the same basis as other eligible employees.

As an inducement to accept employment, Mr. Sundararajan was promised reimbursement of certain travel and relocation expenses. The amount of that reimbursement for fiscal 2010 is described in footnote 4 to the Summary Compensation Table on page 18.

Tax Implications of Executive Compensation

Section 162(m) of the Internal Revenue Code limits deductibility of compensation in excess of $1 million paid to the Company’s Chief Executive Officer and to each of the other three highest paid executive officers (not including the Company’s principal financial officer) unless this compensation qualifies as “performance-based.”  Amounts payable under the long-term incentive grants that the Committee awarded in fiscal 2009 should qualify as performance-based.  The Company expects that other awards that the Committee may make in the future under the proposed 2010 amendment and restatement of  the Company’s 2005 Stock Incentive Plan will also qualify as performance-based.  However, the Committee is not precluded from making payments or granting awards to retain and motivate key executives that do not qualify for tax deductibility.

Other Policies and Practices

The Committee has adopted certain guidelines for administering the annual incentive program.  Generally, an executive must remain employed to the last day of the fiscal year to be eligible to receive a payment under the program.  However, executives who terminate employment during the last quarter of the fiscal year due to death or disability or who have attained age 55 and completed 10 years of service, are entitled to receive the same payment that they would have been paid under the program had they remained employed to the end of the fiscal year.  Executives who meet either of those requirements and who terminate employment in the second or third quarter of the fiscal year are entitled to receive 50% or 75%, respectively, of what they would have been paid had they remained employed to the end of the fiscal year.  The guidelines establish procedures for the Committee to review and approve bonus determinations after the Chief Executive Officer and Chief Financial Officer confirm the performance threshold for the fiscal year has been achieved and whether any other conditions under the program have been met for that fiscal year.

The Committee has not adopted stock ownership requirements or guidelines because executives have traditionally had a substantial portion of their retirement benefits invested in Company stock through the Company’s former Employee Stock Ownership Plan and because the Committee has not awarded stock-based compensation outside that plan.  The Committee may consider adopting such policies in the future, particularly if the Committee grants more stock-based incentives.

Summary Compensation Table

The following table sets forth the compensation for services in all capacities to the Company for the fiscal year ended January 31, 2010 of the Company’s named executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)		Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)

Paul B. Toms, Jr.,	2010	$309,325	$		$		$113,954	$37,899	$461,178
Chairman, President and CEO	2009	309,325		260,698		26,027		36,635	632,685
	2008	299,405				168,724	114,006	158,073	740,208

E. Larry Ryder,	2010	279,842					234,693	25,387	539,922
Executive Vice President – Finance	2009	274,562		198,343		23,685		23,938	520,528
and Administration and CFO	2008	259,762				146,229	195,588	332,218	933,797

Alan D. Cole,	2010	300,000						5,621	305,621
President and CEO – Upholstery	2009	278,802		198,343		7,520		5,797	490,462
	2008	145,116				70,000		4,468	219,584

Michael P. Spece,	2010	252,983					196,924	31,522	481,429
Senior Vice President –	2009	249,602		150,259		20,822		30,042	450,725
Merchandising and Design	2008	241,601				125,973	175,211	194,915	737,700

Sekar Sundararajan,	2010	208,333						100,956	309,289
Former Executive Vice President – Operations (5)	2009	249,999		150,497		110,000		76,603	587,099

Bruce R. Cohenour,	2010	231,849					39,177	21,202	292,228
Executive Vice-President- Marketing

Raymond T. Harm,	2010	227,065					144,909	42,202	414,176
Senior Vice-President- Sales	2009	222,780		134,114		17,351		42,252	416,497
	2008	215,630				99,979	127,732	195,911	639,252

(1)
This column shows the aggregate grant date fair value of two-year and three-year performance awards granted to the named executive officers under the Company’s 2005 Stock Incentive Plan during the 2009 fiscal year, determined in accordance with stock-based compensation accounting standards (FASB ASC Topic 718).  The amounts shown are computed assuming that the probable level of performance would be achieved (50% of the target performance levels for the two-year grant and 70% of the target levels for the three-year grant). These amounts exclude the impact of estimated forfeitures related to service-based vesting conditions. Assuming the maximum level of performance were achieved (150% of the targeted performance levels), the aggregate grant date fair value of these awards would be: Toms, $651,746; Ryder, $495,855; Cole, $495,855; Spece, $375,648;  and Harm, $335,284. The two-year performance grant expired January 31, 2010, because the Company did not meet its performance targets for the 2010 fiscal year. For more information concerning the vesting of the three-year performance grant, refer to the Outstanding Equity Awards at Fiscal Year-End section on page 21.

(2)
This column shows amounts earned under the Company’s annual cash incentive plan. For more information regarding the terms of the annual cash incentive plan, see the Compensation Discussion and Analysis, beginning on page 10.

(3)
This column shows the change in the present value of the named executive officer’s accumulated benefit under the Supplemental Retirement Income Plan (“SRIP”) at the earliest full benefit retirement age.  During the fiscal year, due to changes in compensation and a decrease in the discount rate used for accounting purposes (from 6.25% to 5.5%), each of the participating named executive officers experienced an increase in the present value of his accumulated SRIP benefit. None of the named executive officers received above-market or preferential earnings on compensation that was deferred on a non-tax-qualified basis. The following chart shows the present value increase by participant:

Name	Fiscal 2009 Value	Fiscal 2010 Value	Increase in SRIP Value
Paul B. Toms, Jr.	$291,806	$405,760	$113,954
E. Larry Ryder	664,692	899,385	234,693
Bruce R. Cohenour	43,946	83,123	39,177
Michael P. Spece	576,900	773,824	196,924
Raymond T. Harm	410,899	555,808	144,909

Mr. Cole and Mr. Sundararajan did not participate in the SRIP.

(4)
For Messrs. Toms, Cohenour, Ryder, Spece and Harm, the amount shown in this column for fiscal 2010 includes premiums paid by the Company for insurance policies that support the executive life insurance program (“ELIP”):

Name	ELIP
Paul B. Toms, Jr.	$28,515
E. Larry Ryder	15,819
Bruce R. Cohenour	11,728
Michael P. Spece	22,020
Raymond T. Harm	32,810

All Other Compensation for Mr. Sundararajan for fiscal 2010 includes payments totaling $17,500 to reimburse him for long distance commuting, a severance payment of $41,667, and a credit of $33,334 under his deferred bonus arrangement.  More information concerning Mr. Sundararajan’s deferred bonus arrangement can be found under Nonqualified Deferred Compensation on page 22.

(5)	Mr. Sundararajan served as Executive Vice-President of Operations from February 8, 2008 until November 30, 2009, at which time his employment terminated.

Grants of Plan-Based Awards

The following table sets forth information concerning individual grants of plan-based awards made during fiscal 2010 to the named executive officers.

Name	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Target ($) (1)
Paul B. Toms, Jr.	$28,058
Bruce R. Cohenour	18,705
Alan D. Cole	66,535
E. Larry Ryder	24,317
Raymond T. Harm	18,705
Michael P. Spece	22,446
Sekar Sundararajan	18,705

(1)
Represents the estimated possible base incentive payout under the annual cash incentive plan for fiscal 2010. No amounts were actually paid under this plan. For additional discussion regarding the annual cash incentive plan, see Compensation Discussion and Analysis, which begins on page 10.

Employment Agreement and Other Employment Terms

The Company has entered into a three-year employment agreement as amended with Mr. Cole that expires July 16, 2010. In addition to provisions addressing Mr. Cole’s salary, annual bonus and payments to be made to him upon his death, disability or termination of employment, the agreement also includes customary provisions addressing the treatment of confidential information, non-competition with the Company’s upholstery business and non-solicitation of customers, vendors, suppliers and employees. For additional discussion regarding the terms of Mr. Cole’s agreement see Compensation Discussion and Analysis, which begins on page 10 and Potential Payments upon Termination or Change-in-Control, which begins on page 22.

Performance Grants

During fiscal 2008, the Company added a long-term incentive to complement the existing components of the Company’s executive compensation program.  The long-term incentive is intended to create incentives for executives to attain the Company’s longer-term financial goals, better align the executives’ interests with those of the Company’s shareholders and help attract new and retain existing executive talent.

Early in fiscal 2009, the Compensation Committee awarded two performance grants to each named executive officer and to certain other senior executives under the Company’s 2005 Stock Incentive Plan.  The performance grants entitle the executive to receive a payment equal to his “target amount,” increased or decreased by a percentage based on the Company’s cumulative earnings per share (“EPS”) and average annual return on equity (“ROE”) for a specified performance period.  Each participant’s target amount is expressed as a percentage of the executive’s base salary for the calendar year in which the grant is made.  The performance period for the first performance grant ended on January 31, 2010 and the performance period for the second performance grant ends on January 30, 2011. No performance grants were awarded in fiscal 2010.

If the Company’s cumulative EPS and average annual ROE for a performance period do not meet the target levels, but do meet minimum threshold levels, the payout amount under the performance grant will be reduced to a lower percentage of the target amount based on the Company’s actual performance. If the Company’s cumulative EPS and average annual ROE both equal the minimum threshold levels, the payout amount will be 50% of the participant’s target amount. If the Company’s cumulative EPS and average annual ROE exceed the designated target levels, the payout amount will be increased to a higher percentage of the target amount based on the actual level of performance, up to 150% of the target amount.  The payout amount, if any, under each performance grant will be paid in cash, shares of the Company’s common stock or both, as the Committee determines in its discretion.  No more than $500,000 may be paid to any executive officer under a performance award.

Awards will vest on a prorated basis upon death or termination due to disability, if the Company meets its performance targets. 100% of an award vests without regard to the Company’s performance if the named executive officer’s employment is terminated by the Company without cause or if the named executive officer terminates his employment for good reason during the year following a change in control.

The Compensation Committee believes that performance objectives based on a combination of cumulative EPS and average annual ROE help balance the emphasis in the annual incentive plan on maximizing pre-tax earnings and divisional profits, with a concern for the impact of operational decisions on longer-term shareholder return.  The use of a combination of two performance objectives is designed to offset the potential effects of certain transactions that might disproportionately impact one objective or the other and to ensure that payments under the plan correlate with true growth in shareholder value.  In computing cumulative EPS and average annual ROE, the impact of significant share repurchase activity or significant acquisitions and divestitures of businesses will be disregarded because taking those events into account might give the executives a disincentive to pursue the longer-term interests of the Company and its shareholders.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by the named executive officers at fiscal year-end.

Name	Grant Date	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Paul B. Toms, Jr.	4/30/08	$108,624
E. Larry Ryder	4/30/08	82,643
Alan D. Cole	4/30/08	82,643
Michael P. Spece	4/30/08	62,608
Bruce R. Cohenour	4/30/08	42,703
Raymond T. Harm	4/30/08	55,881

(1)
Performance grants are denominated as a percentage of the named executive officer’s base salary as of January 1, 2008, and are not expressed as a number of shares, units or other rights.  For more information concerning the performance grants, refer to Performance Grants on page 23. The amount reflected in this column represents the amount payable under the performance grant if the threshold level of performance is met for the performance goals for performance grants outstanding.

Pension Benefits

The following table sets forth information concerning the supplemental retirement income plan (“SRIP”) benefit for Messrs. Toms, Ryder, Spece, Cohenour and Harm (Mr. Cole does not and Mr. Sundararajan did not participate in the plan):

Name	Plan Name	Present Value of Accumulated Benefit ($) (1)
Paul B. Toms, Jr.	SRIP	$405,760
E. Larry Ryder	SRIP	899,385
Michael P. Spece	SRIP	773,824
Bruce R. Cohenour	SRIP	83,123
Raymond T. Harm	SRIP	555,808

(1)	Assumes a discount rate of 5.5%, based on the Moody’s Aa Composite Bond Rate for January 2010 (rounded to the nearest 25 basis points).

The SRIP provides a monthly supplemental retirement benefit equal to a specified percentage (40% for Messrs. Toms, Ryder, Spece, Cohenour, and Harm) of the executive’s final average monthly compensation, payable for a 15-year period following the executive’s termination of employment. Final average monthly compensation means the average monthly base salary and any bonuses paid to the executive during the five-year period before his termination of employment with the Company.

An executive becomes vested in 75% of the monthly supplemental benefit if the executive remains continuously employed with the Company until reaching age 60, and is vested in additional 5% increments for each subsequent year that the executive remains continuously employed with the Company. Executives who remain continuously employed to age 65 become fully vested in their monthly supplemental benefit. However, Mr. Spece will become fully vested if he remains continuously employed until he reaches age 60.  Mr. Ryder, age 62, is eligible for early retirement at 85% of his monthly supplemental benefit.  Mr. Harm, age 60, is eligible for early retirement at 75% of his monthly benefit. The monthly retirement benefit for each participant in the plan, regardless of age, will become fully vested and the present value of all plan benefits will be paid to participants in a lump sum upon a change in control of the Company (as defined in the plan). Additional information regarding the SRIP can be found under Compensation Discussion and Analysis beginning on page 10.

Nonqualified Deferred Compensation

The following table shows the Company contribution and account balance under an unfunded, unsecured deferred compensation arrangement for Mr. Sundararajan.  None of the other named executive officers have such an arrangement.

Name	Executive Contributions In the Last FY ($)	Registrant Contributions In Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Sekar Sundararajan		$33,334		$50,000	$33,334

Mr. Sundararajan served as the Company’s Vice-President of Operations through November 30, 2009, at which time his employment with the Company terminated. Under Mr. Sundararajan’s separation agreement, the Company waived the continued service vesting requirements of his deferred compensation arrangement through January 31, 2010. As a result, Mr. Sundararajan received a payment of $50,000 on January 31, 2010 and will receive a payment of $33,334 on January 30, 2011.

Potential Payments upon Termination or Change-in-Control

Supplemental Retirement Income Plan

Upon a change-in-control of the Company each SRIP participant, regardless of age, will become fully vested and receive the present value of his plan benefit in a lump sum payment. A “change-in-control” includes, subject to certain exceptions:

•	acquisition, other than from the Company, of 50% of the outstanding shares or the combined voting power, of the Company’s Common Stock;

•
a majority of members of the Board is replaced during a twelve-consecutive-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election;

The benefits that each participating named executive officer could receive under the SRIP are described further under Pension Benefits on page 21.

The following table provides the estimated payment each named executive officer would have received under the SRIP if a change-in-control had occurred on the last day of fiscal 2010.

Name	Change-in-Control – SRIP (1)
Paul B. Toms, Jr.	$1,121,417
E. Larry Ryder	1,403,428
Michael P. Spece	1,288,662
Bruce R. Cohenour	515,918
Raymond T. Harm	1,051,415

(1)
Calculated based on historical average salary and bonus amounts for the five-year period ended January 31, 2010 and assuming a discount rate equal to 120% of the short-term (0.68%), mid-term (2.95%) or long-term (4.94%) applicable federal rate for the month of January 2010 depending on the number of years remaining to the participant’s retirement at age 65.

If a SRIP participant were to die while employed by the Company and before payment of his vested benefit begins, his beneficiary will receive a death benefit equal to the participant’s vested benefit, which would be paid in 180 equal monthly payments. At the end of fiscal 2010, Messrs. Ryder and Harm, aged 62 and 60, respectively, were the only named executive officers who had vested benefits under the SRIP. Mr. Ryder was vested in 85% of his SRIP benefit at that date. If Mr. Ryder had died on the last day of fiscal 2010 his beneficiary would have been entitled to receive 180 monthly payments in the amount of $9,827. Mr. Harm was vested in 75% of his SRIP benefit at that date. If Mr. Harm had died on the last day of fiscal 2010, his beneficiary would have been entitled to receive 180 monthly payments in the amount of $7,186.

Performance Grants

The performance grants that have been awarded to the named executive officers provide for a lump sum cash payment to the executive officer if the Company undergoes a “change in control” and (a) the executive’s employment is involuntarily terminated other than for “cause” or (b) he terminates his employment for “good reason” before the earlier of the end of the performance period or the first anniversary of the change in control.

A change in control includes, subject to certain exceptions

•	Acquisition, other than from the Company, of more than 50% of the combined voting power of the Company’s Common Stock; or

•
A majority of the members of the Board is replaced during a twelve-consecutive-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

The performance grants define “cause” as:

•
The willful and continued failure to perform substantially the executive’s duties (other than a failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the executive by the Board of Chief Executive Officer; or

•	The willful engaging by the executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

The performance grants define good reason as:

•	A material diminution in base compensation;

•	A material diminution in authority, duties or responsibilities;

•
A material diminution in the authority duties or responsibilities of the executive’s supervisor, including a requirement that the executive report to a corporate officer or employee instead of reporting directly to the Board;

•	A material diminution in the budget over which the executive retains authority;

•	A material change in the executive’s work location;

•	Any other action or inaction that constitutes a material breach by the Company under the executive’s employment agreement, if any.

The following table provides the estimated payment each named executive officer would have received under his respective performance grants if a change-in-control had occurred and the executive’s employment terminated was terminated by the Company without cause or by the executive officer for good reason on the last day of fiscal 2010.

Name	Payout under Performance Grants Upon Change in Control and Termination of Employment Without Cause or With Good Reason ($)(1)
Paul B. Toms, Jr.	$434,497
E. Larry Ryder	330,570
Alan D. Cole	330,570
Michael P. Spece	250,432
Sekar Sundararajan (2)	-
Bruce R. Cohenour	170,814
Raymond T. Harm	223,522

(1)
Includes amounts payable to named executive officers under the two-year performance grants and three-year performance grants. The two-year performance grants awarded in fiscal 2009 expired January 31, 2010. The change-in-control payments with respect to the three-year grants at January 31, 2010 would have been $217,249, $165,285, $165,285, $125,216, $85,407, and $111,761 for Messrs. Toms, Ryder, Cole, Spece, Cohenour and Harm, respectively.

(2)	Mr. Sundararajan forfeited his performance grants when he terminated his employment on November 30, 2009.

Executive Life Insurance Program

Under the Company’s executive life insurance program, a death benefit of $1.5 million is payable if the participating named executive officer dies on or before his 60th birthday, and $1 million if he dies after his 60th birthday but on or before his 65th birthday. The beneficiary for each of Messrs. Toms, Cohenour, Spece and Harm would have received a lump sum payment of $1.5 million, and the beneficiary for Mr. Ryder would have received $1 million, if, in each case, those named executive officers had died on the last day of fiscal 2010. Mr. Cole does not participate in the executive life insurance program.

Alan Cole Employment Agreement

Mr. Cole would receive payments under his employment agreement in connection with his death and upon termination of his employment without cause. If Mr. Cole were to die during the term of his agreement he would receive his salary and bonus, prorated through the date of his death. If Mr. Cole is terminated without cause:

•
during the term of his agreement, he would receive, while living, (1) his then current salary for 12 months and (2) an annual bonus for 12 months or the remaining term of the agreement, whichever is shorter; or

•	after July 16, 2010, when his agreement expires, he would receive, while living, his then current salary for 12 months.

For purposes of Mr. Cole’s agreement, “cause” means:

•	fraud, dishonesty, theft, embezzlement or misconduct injurious to the Company or any of its affiliates;

•	conviction of, or entry of a plea of guilty or nolo contendere to, a crime that constitutes a felony or other crime involving moral turpitude;

•	competition with the Company or any of its affiliates;

•	unauthorized use of any trade secrets of the Company or any of its affiliates or confidential information (as defined in the agreement);

•	violation of any policy, code or standard of ethics generally applicable to the Company’s employees;

•	a material breach of fiduciary duties owed to the Company;

•	excessive and unexcused absenteeism unrelated to a disability; or

•	after written notice and a reasonable opportunity to cure, gross neglect of assigned duties.

Mr. Cole would not receive any post-termination payments, other than the salary he had earned through the date his employment terminated, if his employment is terminated for cause.

The following table provides estimates of the aggregate payments that Mr. Cole would receive under his employment agreement upon his death and termination without cause assuming, in each case, that the triggering event had occurred on the last day of fiscal 2010.

Name	Death	Termination Without Cause
Alan D. Cole (1)	$0	$300,000

(1)	All amounts are calculated based on Mr. Cole’s annual salary of $300,000 as of the last day of fiscal 2010 and his bonus for fiscal 2010, which was $0.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about the Company’s equity compensation plans as of January 31, 2010:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	0	N/A	723,418	(2)
Equity compensation plans not approved by security holders	None	None	None
Total	0	N/A	723,418
___________

(1)
Shares allocable to incentive awards granted under the Company’s 2005 Stock Incentive Plan that expired, were forfeited, lapsed or otherwise terminated or were cancelled were added to the shares available for incentive awards under the plan.  Any shares covered by a stock appreciation right are counted as used only to the extent shares are actually issued to a participant when the stock appreciation right is exercised.  In addition, any shares retained by the Company in satisfaction of a participant’s obligation to pay applicable withholding taxes with respect to any incentive award and any shares of Common Stock covered by an incentive award that is settled in cash are added to the shares available for incentive awards under the plan.

(2)	The 2005 Stock Incentive Plan expired on March 30, 2010. The Company has proposed a 2010 Amendment and Restatement of the 2005 Stock Incentive Plan, as discussed further beginning on page 27.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Exchange Act requires the Company’s executive officers and directors, and any persons owning more than 10% of the Common Stock, to file reports of ownership and changes in ownership with the SEC. Based solely on its review of the copies it has received of the Forms 3, 4 and 5 filed during or with respect to the fiscal year ended January 31, 2010, and written representations from the Company’s directors and executive officers and certain other reporting persons that no Forms 5 were required to be filed by those persons for that fiscal year, the Company believes that all executive officers, directors and 10% shareholders complied with those filing requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s Common Stock as of April 19, 2010 (unless noted otherwise below) by:

•	each shareholder known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock;

•	each director and director nominee;

•	each named executive officer; and

•	all directors and executive officers as a group.

Name	Amount and Nature Of Beneficial Ownership		Percent Of Class
Franklin Resources, Inc. (1)	1,585,034	(1)	14.7%
T. Rowe Price Associates, Inc. (2)	1,022,200	(2)	9.5
Royce & Associates, LLC (3)	757,670	(3)	7.0
BlackRock, Inc. (4)	692,744	(4)	6.4
Paul B. Toms, Jr.	321,128	(5)	3.0
E. Larry Ryder	41,643		*
W. Christopher Beeler, Jr.	20,796		*
Michael P. Spece	17,497		*
Raymond T. Harm	16,099		*
Henry G. Williamson, Jr.	9,553	(6)	*
John L. Gregory, III	7,689		*
Mark F. Schreiber	5,989		*
David G. Sweet	5,108	(7)	*
Bruce R. Cohenour	0		*
Alan D. Cole	0		*
Sekar Sundararajan (8)	0		*
All directors and executive officers as a group (11 persons)	428,005		4.0%

*      Less than one percent.
(1)
The beneficial ownership information for Franklin Resources, Inc. is based upon a Schedule 13G/A filed with the SEC on February 2, 2010. Franklin Resources, its subsidiary Franklin Advisory Services, LLC, and Charles B. Johnson and Rupert H. Johnson, Jr. (holders of more than 10% of the common stock of Franklin Resources), reported holdings of the Company’s Common Stock beneficially owned by one or more open or closed-end investment companies or other managed accounts that are investment management clients of subsidiaries of Franklin Resources. Franklin Resources reported that Franklin Advisory Services, LLC has sole voting power for 1,514,534 shares and sole disposition power for all 1,585,034 shares. The principal business address of Franklin Resources, Inc. is One Franklin Parkway, San Mateo, California 94403-1906.

(2)
The beneficial ownership information for T. Rowe Price Associates, Inc. is based upon a Schedule 13G/A filed with the SEC on February 12, 2010.  T. Rowe Price Associates, an investment advisor, reported that it has sole voting power for 72,200 shares and sole disposition power for all 1,022,200 shares, and that T. Rowe Price Small-Cap Value Fund, Inc., an investment company, has sole voting power for 950,000 of the shares.   The principal business address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(3)
The beneficial ownership information for Royce & Associates, LLC is based upon a Schedule 13G/A filed with the SEC on January 25, 2010. Royce & Associates, a registered investment advisor, reported that it has sole voting and disposition power with respect to all 757,670 shares.  The principal address of Royce & Associates is 745 Fifth Avenue, New York, New York 10151.

(4)
The beneficial ownership information for BlackRock, Inc. is based upon a Schedule 13G filed with the SEC on January 29, 2010. The Schedule 13G indicates that BlackRock has sole voting and dispositive power with respect to all 692,744 shares. On December 1, 2009, BlackRock, Inc. completed its acquisition of Barclays Global Investors (BGI) from Barclays Bank PLC. As a result, BGI entities are now included as subsidiaries of BlackRock, Inc. for purposes of Schedule 13G filings.  The principal address of BlackRock is 40 East 52nd Street, New York, New York 10022.

(5)	Mr. Toms has sole voting and disposition power with respect to 64,110 shares and shared voting and disposition power with respect to 257,018 shares.
(6)	Mr. Williamson has sole voting and disposition power with respect to 6,053 shares and shared voting and disposition power with respect to 3,500 shares.
(7)	Mr. Sweet has sole voting and disposition power with respect to 4,308 shares and shared voting and disposition power with respect to 800 shares.
(8)	Mr. Sundararajan served as Executive Vice President of Operations until November 30, 2009, at which time his employment with the Company terminated.

PROPOSAL TO APPROVE THE 2010 AMENDMENT AND RESTATEMENT
OF THE 2005 STOCK INCENTIVE PLAN

The Board of Directors has adopted the 2010 Amendment and Restatement of the Hooker Furniture Corporation 2005 Stock Incentive Plan (the “2010 Incentive Plan”) and directed that it be submitted to our shareholders for approval.

The material terms and provisions of the 2010 Incentive Plan are summarized below. You also should read the full text of the 2010 Incentive Plan, which is attached to this proxy statement as Appendix A. The following summary is not intended to be a complete description of the 2010 Incentive Plan and is qualified in its entirety by reference to the full text of the 2010 Incentive Plan.

Background

The 2010 Incentive Plan is designed to support our overall compensation philosophy and objectives of attracting, retaining, motivating and appropriately rewarding talented employees and other service providers who can contribute to our financial growth and enhance shareholder value.  The 2010 Incentive Plan seeks to further these objectives through the use of stock and cash incentives linked to our overall performance or achievement of key business goals, that align the interests of employees and other service providers with our shareholders, and that encourage employees to remain with us and maximize our future performance.  The 2010 Incentive Plan also provides for grants of stock incentives to the non-employee members of our Board of Directors as compensation for their services.  The 2010 Incentive Plan became effective on March 31, 2010, subject to shareholder approval.

The 2010 Incentive Plan is an amendment and restatement of our 2005 Stock Incentive Plan (the “2005 Plan”).  The 2005 Plan expired on March 30, 2010 and no further awards may be granted under that plan.  The 2010 Incentive Plan will allow us to continue to grant incentive awards in accordance with our overall compensation philosophy and objectives.

Eligibility and Administration

All of our present and future employees and other service providers are eligible to receive incentive awards under the 2010 Incentive Plan.  An employee or other service provider who receives an award becomes a participant in the 2010 Incentive Plan.  Also, all of our present and future non-employee directors are eligible to receive restricted stock awards under the 2010 Incentive Plan.  We have approximately 768 employees (21 of whom are officers) and five non-employee directors who would be eligible for awards under the 2010 Incentive Plan. We have no plans to offer incentive awards under the 2010 Incentive Plan to any non-employee service providers. However, we may consider such awards, if appropriate, in the future.

Unless otherwise determined by our Board of Directors, the Compensation Committee will administer the 2010 Incentive Plan with respect to awards for employees and other service providers.  The Committee has the power and complete discretion to select employees and service providers to receive incentive awards and to determine for each employee or service provider the nature of the incentive award and the terms and conditions of each incentive award.

The 2010 Incentive Plan is intended to comply with the provisions of SEC Rule 16b-3, which permit incentive awards granted under the 2010 Incentive Plan to be exempt from the short-swing profit liability rules under the Exchange Act.  In addition, the 2010 Incentive Plan is designed to comply with the requirements for “performance-based compensation” under Internal Revenue Code Section 162(m), thereby allowing us to maximize our federal income tax deductions with respect to awards made under the 2010 Incentive Plan, and to allow incentive awards to comply with the requirements of Internal Revenue Code Section 409A regarding deferred compensation arrangements, to the extent applicable.

Types of Awards that May be Granted under the 2010 Incentive Plan

The 2010 Incentive Plan authorizes a variety of equity-based and cash-based award types to provide flexibility in our compensation program.

Employees and other service providers may receive the following types of incentive awards under the 2010 Incentive Plan: performance grants, performance shares, restricted stock awards, restricted stock units, performance share units, incentive stock options, nonstatutory stock options and stock appreciation rights.

Non-employee directors will receive annual restricted stock awards, as described below under Non-Employee Director Awards.

Amount of Stock Available for Awards

We are reserving 723,418 shares of our Common Stock for issuance under the 2010 Incentive Plan.  This is the same number of shares that were available for issuance under the 2005 Plan when it expired on March 30, 2010.  Shares of our Common Stock allocable to awards or any portions thereof previously granted under the 2005 Plan that expire, are forfeited, or otherwise terminate unexercised will be added to the shares reserved for issuance under the 2010 Incentive Plan and may be used for new awards under the 2010 Incentive Plan.  There are 17,640 shares of Common Stock allocable to outstanding, unvested awards previously granted under the 2005 Plan.

No more than 75,000 shares may be allocated to the incentive awards granted to a participant during any single fiscal year.  The maximum cash payment that can be made to a participant during any single fiscal year under an incentive award granted under the 2010 Incentive Plan is $500,000.

If an award under the 2010 Incentive Plan is cancelled, terminates or lapses unexercised, any unissued shares allocable to that award may be used for a new award under the 2010 Incentive Plan.  Shares exchanged in payment of an option exercise price or retained to satisfy applicable withholding taxes may not be subjected to new awards and the cash proceeds from option exercises may not be used to purchase open-market shares for reuse under the 2010 Incentive Plan.  The number of shares that may be issued under the 2010 Incentive Plan will be proportionately adjusted in the event of a recapitalization event like a stock dividend, stock split or other similar event affecting our Common Stock.  The 2010 Incentive Plan prohibits option repricing without shareholder approval, except in connection with a recapitalization event.

Our Common Stock is traded on the NASDAQ Global Select Market under the symbol “HOFT.”  The last reported sales price of our Common Stock on April 19, 2010, was $16.12.

Performance Grants

Performance grants are rights to receive cash or shares of our Common Stock subject to the achievement of pre-established performance goals.  Performance grants are specifically designed to qualify as “performance-based compensation” for purposes of Internal Revenue Code Section 162(m) (“Code Section 162(m)”).

Performance goals are required to use objective and quantifiable performance criteria.  The 2010 Incentive Plan permits the use of a variety of performance criteria to provide flexibility in the design of our executive compensation program while preserving the deductibility of awards under Code Section 162(m).  The permissible performance criteria are:

(a) market value of our Common Stock

(b) pre-tax profits

(c) unit production costs

(d) asset growth

(e) pre-tax earnings

(f) debt to equity ratio

(g) earnings per share

(h) revenues

(i) operating income

(j) operating costs and efficiencies

(k) operating cash flow

(l) net income, before or after taxes

(m) net income before income taxes, incentive payments and accounting for minority interest

(n) return on total capital, equity, revenue or assets

(o) market share

(p) unit production and sales volume

(q) earnings before interest, taxes, depreciation, rent and amortization expenses

(r) earnings before interest, taxes, depreciation and amortization (EBITDA)

(s) earnings before interest and taxes (EBIT)

(t) any of the prior measures or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue or return on total capital

(u) net earnings

(v) profit margin

(w) operating margin

(x) operating income

(y) net worth

(z) cash flow

(aa) cash flow per share

(bb) total shareholder return

(cc) revenues

(dd) capital expenditures

(ee) improvements in capital structure

(ff) industry indices

(gg) expenses and expense ratio management

(hh) debt reduction

(ii) profitability of an identifiable business unit or product

(jj) levels of expense, cost or liability by category, operating unit or any other delineation

Performance criteria may be measured with respect to our performance as a company or the performance of any of our related companies, subsidiaries, divisions, or business units, or any individual, on an operating or GAAP basis where applicable (or based on such other standards as may replace or succeed GAAP), including or excluding nonrecurring or extraordinary items where applicable.  Performance criteria may also be measured relative to a defined peer group of companies or an index.

The Committee will set target and maximum amounts payable under the performance grant. Performance grants must be made prior to the ninetieth day after the start of the period to which the performance grant relates or, if earlier, before the completion of 25 percent of that period.  The Committee may not increase the amounts payable upon achievement of the performance goals after the start of a performance period, but may reduce or eliminate the payments in its discretion.

A performance grant is paid only upon certification by the Committee that the performance goals with respect to the award are met.  The Committee may provide that a performance grant may be paid at the target level prior to the attainment of performance goals only in the event of a service provider’s death, disability or a change in control.  Payments under a performance grant can be made in cash, shares of our Common Stock, or a fixed combination of both.  The Committee may provide for the deferral of payments under a performance grant.  Any deferral will be subject to the terms established by the Committee and that comply with applicable law.

Performance Shares

Performance shares are shares of our Common Stock that will be issued if performance goals established by the Committee are attained.

Performance share awards may be designed to qualify as “performance-based compensation” for purposes of Code Section 162(m), in which case the awards will generally be subject to the same requirements that apply to performance grants (as described above).  Otherwise, performance goals and other terms and conditions of the awards may be set by the Committee in its discretion.

A performance share award is paid only upon certification by the Committee that the performance goals with respect to the award are met.  The Committee may provide that a performance share award may be paid at the target level prior to the attainment of performance goals only in the event of the service provider’s death, disability or change in control.  All or a portion of performance share awards may be settled in cash instead of shares of Common Stock.  The value of any portion of a performance share award that is settled in cash will be determined based on the fair market value as of the date of payment of the shares of Common Stock otherwise payable under the award.

The Committee may permit recipients of performance share awards to defer payment of their awards, subject to such terms established by the Committee and compliance with applicable law.

Restricted Stock

Restricted stock awards are shares of our Common Stock issued subject to service-based and/or performance-based restrictions on transferability.  The Committee determines the restrictions as well as the conditions under which the restrictions may lapse.  Restriction periods generally must be no less than three years in length, however restrictions that are performance-based must apply for a period of no less than one year.  A participant will generally forfeit restricted shares if he or she separates from service before the end of the restriction period or if the applicable performance goals are not satisfied.  The Committee may, in its discretion, provide for accelerated removal of the restrictions upon such events as the participant’s disability, death, termination of employment or the occurrence of a change in control.

Holders of restricted stock have all the rights of shareholders during the restricted period, including the right to vote the shares and receive dividends on those shares.  Unless the Committee determines otherwise, cash dividends will generally be paid to the restricted stock holder at the time the dividend is otherwise paid to our shareholders of record.  Dividends paid in shares of our Common Stock will generally be credited to the restricted stock holder as additional shares of restricted stock, subject to the same restrictions on transferability as the shares with respect to which the dividends were paid.

Restricted Stock Units and Performance Share Units

Restricted stock units and performance share units are rights to receive shares of our Common Stock (or cash in lieu of the shares) subject to service-based and/or performance-based vesting conditions.  Restricted stock units and performance share units are similar to restricted stock except that shares of our Common Stock are not issued (or cash in lieu of the shares is not paid) until the vesting conditions of the award are satisfied, as determined by the Committee.  Restricted stock units and performance share units may be settled in shares of our Common Stock, in cash, or in a combination of both.  The Committee may reserve the right to determine the method of payment at the time the restricted stock units or performance share units are payable.

The Committee may, in its discretion, provide that a recipient of a restricted stock unit or performance share unit award receive dividend equivalents on outstanding units.  The award may specify that dividend equivalents will be paid in cash, credited as additional units or as a fixed combination of both of these methods.  In addition, the Committee may reserve the right to determine the method of payment at the time the award is settled.

Unless the Committee determines otherwise, cash dividend equivalents will generally be paid to the participant at the same time the cash dividends are otherwise paid to our shareholders of record.  Stock dividend equivalents will generally be credited to the participant as additional units, subject to the same vesting and other terms and conditions as the underlying units with respect to which the dividend equivalents were paid.

Stock Options and Stock Appreciation Rights

The 2010 Incentive Plan authorizes grants of incentive stock options or nonstatutory stock options. Incentive stock options are designed to qualify for favorable tax treatment under Internal Revenue Code Section 422, while nonstatutory stock options are not.  The exercise price of either type of option may not be less than 100 percent of the fair market value per share of our Common Stock on the date the option is granted.  Fair market value is the closing price per share of our Common Stock as reported on the NASDAQ Global Select Market for the date on which the value of our Common Stock must be determined (or if the date is not a trading day, on the most recent prior trading day).

Options may be exercised at the times specified by the Committee.  The maximum term of any option is ten years from the date of grant.  Incentive stock options may not be exercised after the first to occur of (i) ten years from the date of grant, (ii) three months from the participant’s termination of employment for reasons other than death or disability, or (iii) one year from the participant’s termination of employment due to death or disability.

The value of incentive stock options that can be exercisable for the first time in any calendar year under the 2010 Incentive Plan or any other similar plan we maintain is limited to $100,000 for each participant.  This limit is determined based on the exercise price of the incentive stock option.  A participant may pay the purchase price of an option in cash, or, if the participant’s incentive award and applicable law so permits, by having us withhold shares sufficient to pay the exercise price, by delivering shares owned by the participant, or by exercising in a broker-assisted transaction.

Absent specific written authorization by the Committee, options may not be repriced except in connection with a recapitalization event and otherwise generally may not be materially modified after the date of grant or extended or renewed beyond their original terms.  The Committee may suspend the right to exercise an option any time it determines that the issuance of our Common Stock would violate any securities or other laws and may provide that the exercise period is extended during any period of suspension.

Stock appreciation rights are similar to nonstatutory options except that, rather than paying an exercise price to exercise the stock appreciation rights, the participant is paid an amount equal to the excess of the fair market value of the stock covered by the stock appreciation right on the date of exercise over the fair market value of our Common Stock on the date of grant.  Stock appreciation rights may be paid in cash or in shares of our Common Stock or a combination of both, or the Committee may reserve the right to determine the method of payment at the time of payment.

Stock appreciation rights may be granted in tandem with nonstatutory options.  When the participant exercises either the option or the stock appreciation right, the other part of the tandem award is cancelled without payment.

Non-Employee Director Awards

Each non-employee director will receive an award of restricted stock on the third business day following this Annual Meeting of Shareholders, and on the third business day following each of the next four Annual Meetings of Shareholders.  These dates are referred to as “Annual Grant Dates.”  The number of shares of restricted stock awarded to a non-employee director will be determined by dividing fifty percent of the total annual fees payable for serving as a non-employee director during the 12-month period beginning on the date of the Annual Meeting that immediately precedes the Grant Date, by the fair market value of the our Common Stock on the Annual Grant Date, and rounding to the nearest whole share. The restricted stock will become fully vested, and the restrictions applicable to the restricted stock will lapse, on the third anniversary of the Annual Grant Date on which the restricted stock was granted, or if earlier, when the non-employee director dies, is disabled, the Annual Shareholders Meeting following the non-employee director’s attainment of age 75, or a change in control of the Company.

Transferability of Awards

Participants’ interests in performance grants, bonus awards, performance shares, restricted stock units, performance share units and stock appreciation rights are not transferable prior to payment, or exercise of the awards, as the case may be.  Restricted stock is not transferable until the restrictions have lapsed or been removed.  Nonstatutory stock options are transferable only to the extent provided by the Committee in the award agreement and permitted by applicable securities laws.  Incentive stock options are not transferable except by will or the laws of descent and distribution.

Amendment of the 2010 Incentive Plan and Awards

Our Board of Directors may amend the 2010 Incentive Plan from time to time as it deems advisable and may terminate the 2010 Incentive Plan at any time.  Amendments to increase the total number of shares of our Common Stock reserved under the 2010 Incentive Plan, or that otherwise constitute material changes to the 2010 Incentive Plan under applicable tax or securities laws or NASDAQ listing standards, require shareholder approval.  Our Board of Directors must obtain the consent of a participant to an amendment that adversely affects a participant’s rights under an outstanding award.  However, our Board of Directors may unilaterally amend the 2010 Incentive Plan and awards with respect to participants to ensure compliance with applicable laws and regulations.

Effective Date and Termination

The 2010 Incentive Plan was adopted by our Board of Directors effective as of March 31, 2010, subject to approval by our shareholders.  All incentive awards made prior to the Company’s obtaining shareholder approval of the 2010 Incentive Plan are contingent upon shareholder approval of the plan.  Unless sooner terminated by our Board of Directors, the 2010 Incentive Plan will terminate at the close of business on the day immediately following the fifth anniversary of the date on which it was approved by our shareholders.  No awards may be made under the 2010 Incentive Plan after it terminates.

Change in Control

When granting incentive awards, the Committee may provide that the awards will become fully exercisable, vested or payable upon the occurrence of a change in control (as defined in the plan).

New Plan Benefits

Prior to the Annual Meeting, the Committee plans to consider, and expects to approve, awarding performance grants under the 2010 Incentive Plan to the named executive officers and certain other executives. The performance grants are conditioned on shareholder approval of the 2010 Incentive Plan. In addition, the 2010 Incentive Plan provides for annual restricted stock grants to non-employee directors in accordance with the formula described above under “Non-employee Director Awards.”

We anticipate that additional incentive awards will be granted if the 2010 Incentive Plan is approved by our shareholders.  The amount of future awards to be received by any participant in any particular year is not currently determinable.  Those benefits will depend on actions to be taken by the Compensation Committee’ss.  h   iously distributed by Paul H.ationCommittee grant on 1-14-10.ted. , in its discretion, and the fair market value of our Common Stock, at various future dates.

The following table shows information regarding (1) performance grants that the Compensation Committee plans to consider, and expects to approve, for the named executive officers and certain other executives; and (2) annual restricted stock awards that automatically will be granted to our non-employee directors on June 11, 2010.

Benefits under the 2010 Incentive Plan

Name and Position	Dollar Value (1),(2)	Number of Shares (1),(2)
Paul B. Toms, Jr., Chairman, President and CEO	$433,055	26,864
E. Larry Ryder, Executive Vice President – Finance and Administration and CFO	329,474	20,439
Alan D. Cole, President and CEO – Upholstery	360,000	22,333
Michael P. Spece, Senior Vice President – Merchandising and Design	215,000	13,337
Sekar Sundararajan, Former Executive Vice President – Operations	0	0
Bruce R. Cohenour, Executive Vice-President- Marketing	252,013	15,634
Executive Group	1,812,322	112,427
Non-employee Director Group	85,000	5,273
Non-executive Officer Employee Group	451,504	28,009

(1)
Performance Grants for Executives.  The performance grants entitle an executive to receive a payment (in stock, cash or a combination of both, at the Committee’s discretion) equal to the executive’s “target amount,” increased or decreased by a percentage based on the Company’s cumulative earnings per share (“EPS”) and average annual return on equity (“ROE”) for a two-year and a three-year performance period, each beginning on February 1, 2010.  A participant’s target amount is expressed as a percentage of the executive’s 2010 base salary.  The dollar amount shown is the sum of the target amounts for both of each executive’s performance grants.  The number of shares shown assumes that the Committee will pay the performance grants fully in shares and is based on the closing price of our Common Stock on April 19, 2010, which was $16.12. The actual dollar value and number of shares payable under these performance grants, if any, will depend on EPS and ROE for each performance period and, if the Committee decides to pay these grants in shares of Common Stock, the closing price of our Common Stock as of the date on which the performance grants are payable.

(2)
Restricted Stock Awards for Non-employee Directors. The dollar amount shown for these restricted stock awards is equal to 50% of the total fees we expect to pay to our non-employee directors as a group for the 12-month period beginning on June 8, 2010 (the date of this Annual Meeting), which would then be divided by the fair market value of our Common Stock on June 11, 2010 (the date on which the restricted stock would be granted).  The number of shares shown for these awards is based on the closing price of our Common Stock on April 19, 2010, which was $16.12. The actual dollar value and number of shares of restricted stock awarded will depend on the closing price of our Common Stock as of the date on which the award is granted.

Federal Income Tax Consequences

Stock Options and Stock Appreciation Rights.  Upon exercise of a nonstatutory stock option, a participant generally will recognize ordinary income equal to the difference between the fair market value of the stock acquired on the date of the exercise and the exercise price.  Generally, the amounts will be included in the participant’s gross income in the taxable year in which exercise occurs.  The purchase price paid by the participant plus the amount included in income will become the participant’s basis in the shares.  If the participant is an employee, this income is subject to applicable tax withholding.  Any profit or loss realized on the later sale or exchange of the stock relative to the participant’s basis in the shares will be treated as a capital gain or a capital loss.

Upon exercise of an incentive stock option, a participant generally will not recognize income subject to tax, unless the participant is subject to the alternative minimum tax.  The purchase price paid by the participant will become the participant’s basis in the shares.  If the participant holds the stock purchased upon exercise of an incentive stock option until the later of two years after the option was awarded to the participant or one year after the stock was issued to the participant, then any profit or loss realized on the later sale or exchange of the stock relative to the participant’s basis in the shares will be capital gain or loss.  If the participant sells or exchanges the stock prior to expiration of the holding period, the participant generally will recognize ordinary income at the time of the sale or exchange equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized upon the sale or exchange) over the exercise price.  This income will become the participant’s new basis in the shares.  Any additional profit or loss relative to this basis will be treated as a capital gain or a capital loss.

If the grant agreement so provides, a participant may pay the exercise price of a nonstatutory stock option or an incentive stock option by delivery of shares of our Common Stock.  Usually when a participant delivers shares of our Common Stock in satisfaction of all or any part of the exercise price, no taxable gain is recognized on any appreciation in the value of the delivered shares, unless the shares were previously acquired upon the exercise of an incentive stock option and the applicable holding period with respect to the shares has not expired.  In that case, the participant will recognize ordinary income with respect to the delivered shares in accordance with the principles described above.  Special rules apply to determine the basis of shares of our Common Stock purchased upon the exercise of an option by the delivery of previously owned shares.

Restricted Stock.  A participant generally will not incur federal income tax when he or she is awarded a share of restricted stock unless the participant makes a valid election under Internal Revenue Code Section 83(b) with respect to the award.  If a participant makes such an election, the participant generally will recognize ordinary income equal to the fair market value of the stock subject to the award on the date of grant.  If the participant does not make a valid election under Internal Revenue Code Section 83(b), the participant generally will recognize compensation income with respect to the restricted stock equal to the fair market value of the stock subject to the award at the time or times the restrictions lapse.  The amount included in income will become the participant’s basis in the shares.  If the participant is an employee, this income is subject to applicable tax withholding.  The participant generally will not recognize any additional income at the time the restrictions lapse.  Any profit or loss realized on the later sale or exchange of the stock relative to the participant’s basis in the shares will be treated as a capital gain or a capital loss.

Performance Grants, Performance Shares, Restricted Stock Units and Performance Share Units.  Generally, a participant who is granted one of these incentive awards will not incur federal income tax, and the Company will not be allowed a deduction, at the time the award is granted.  When the participant receives payment for such awards in cash or shares of Common Stock, the amount of the cash and the fair market value of the shares of Common Stock received will be ordinary income to the employee and will be allowed as a deduction for federal income tax purposes to the Company.  The Company will be entitled to a deduction equal in amount to the ordinary income realized by the recipient in the year paid.

Impact of Internal Revenue Code Section 409A. The discussion above is subject to the applicable provisions of Internal Revenue Code Section 409A.  If at any time the 2010 Incentive Plan, any incentive award under the 2010 Incentive Plan, or any arrangement required to be aggregated with the 2010 Incentive Plan or any incentive award under the 2010 Incentive Plan fails to comply with the applicable requirements of Internal Revenue Code Section 409A, all amounts (including earnings) deferred under the 2010 Incentive Plan or the award for the taxable year and all preceding taxable years by any participant with respect to whom the failure relates are includible in that participant’s gross income for the taxable year, to the extent the amounts are not subject to a substantial risk of forfeiture and have not previously been included in the participant’s gross income.  These amounts are also subject to an additional income tax equal to twenty percent of the amount required to be included in gross income and to interest equal to the underpayment rate specified by the Internal Revenue Service plus one percentage point, imposed on the underpayments that would have occurred had the compensation been included in income for the taxable year when first deferred, or if later, when no longer subject to a substantial risk of forfeiture.

Our Income Tax Deduction.  Assuming that a participant’s compensation is otherwise reasonable and that the statutory limitations on compensation deductions do not apply (including the limitations under Internal Revenue Code Sections 162(m) and 280G), we usually will be entitled to a business expense deduction when and for the amount that a participant recognizes ordinary compensation income in connection with an incentive award, as described above.  We generally do not receive a deduction in connection with the exercise of an incentive stock option, unless the participant disposes of the stock purchased on exercise before satisfying the holding period requirements.

The above description of tax consequences is general in nature and does not purport to be complete.  Moreover, statutory provisions, and the rules and regulations promulgated thereunder, are subject to change, as are their interpretations, and their application may vary in individual circumstances.  Finally, the consequences under applicable state and local income tax laws, rules and regulations may not be the same as under federal income tax laws, rules and regulations.

Approval by Shareholders

In order to be adopted, the 2010 Incentive Plan must be approved by the affirmative vote of a majority of the total votes cast on the proposal, which means that the votes cast in favor of approval of the 2010 Incentive Plan must exceed the votes cast against it.

The Board of Directors recommends a vote FOR approval of the 2010 Incentive Plan.

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2011, subject to ratification by the shareholders. Action by the shareholders is not required by law in the selection of our independent registered public accounting firm, but we submit their selection in order to give shareholders an opportunity to ratify the Audit Committee’s selection of KPMG. If the shareholders do not ratify the selection of KPMG, the Audit Committee will reconsider the selection of our independent registered public accounting firm. Unless otherwise specified, shares represented by proxies will be voted for the ratification of the selection of KPMG, as our independent registered public accounting firm for fiscal 2011. KPMG has served as the Company’s independent registered public accounting firm since fiscal 2003.

Representatives of KPMG are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table presents fees billed to the Company by KPMG for the:

•	fiscal year ended January 31, 2010, and

•	fiscal year ended February 1, 2009.

	Fiscal 2010	Fiscal 2009
Audit Fees	$480,000	$621,000
Audit-Related Fees	None	None
Tax Fees	39,000	66,000
All Other Fees	None	None

Audit Fees include KPMG’s fees for audit services, including the audits of the Company’s annual financial statements and internal control over financial reporting, review of the Company’s quarterly financial statements included in its Forms 10-Q and review of SEC filings.

Audit-Related Fees include fees billed by KPMG during the periods reported for audit-related services not otherwise reported in the preceding paragraph.

Tax Fees include fees billed by KPMG for federal, state and international tax planning and compliance services and advice.  For fiscal 2009 and 2010, tax matters included consulting in connection with international tax planning and compliance.

Audit Committee Preapproval of Audit and Non-Audit Services

The Audit Committee is required to preapprove all audit and permitted non-audit services provided by KPMG, the Company’s auditing firm. The Audit Committee has authorized the Committee Chair to preapprove those services between meetings of the Committee up to $15,000 during any fiscal quarter and $50,000 during any fiscal year. The Committee Chair must report any preapproval to the Committee at its next meeting. Less than 1% of aggregate audit-related fees and tax fees were approved by the Committee pursuant to the de minimus waiver of the pre-approval requirement set forth in Regulation S-X 2.01(c)(7)(i)(C).

The Board of Directors recommends a vote FOR ratification of the selection of
KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2011.

OTHER BUSINESS

Management knows of no other business that will be presented for consideration at the Annual Meeting, but should any other matters be brought before the meeting, it is intended that the persons named in the accompanying proxy will vote that proxy at their discretion.

ADDITIONAL INFORMATION

Shareholder Proposals for 2011 Annual Meeting

The Company plans to hold the 2011 Annual Meeting on June 7, 2011. The Company’s bylaws (Article II, Section 1) provide that for business to be properly brought before an Annual Meeting by a shareholder of record, the shareholder must, in addition to other applicable requirements, give timely written notice to the Secretary at the principal office of the Company. To submit business at the 2011 Annual Meeting, the notice must be received no later than January 7, 2011. The shareholder’s notice must include:

•	the name and address of the shareholder, as they appear on the Company’s stock transfer books;

•	the number of shares of stock of the Company beneficially owned by the shareholder;

•	a representation that the shareholder is a record holder at the time the notice is given and intends to appear in person or by proxy at the meeting to present the business specified in the notice;

•	a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented and the reasons for wanting to conduct such business; and

•	any interest that the shareholder may have in such business.

The proxies for the 2011 Annual Meeting will have discretionary authority to vote on any matter that properly comes before the meeting if the shareholder has not provided written notice before March 23, 2011.

A proposal that any shareholder desires to have included in the proxy statement for the 2011 Annual Meeting of shareholders must be received by the Company no later than January 7, 2011 and must comply with the SEC rules regarding shareholder proposals.

Shareholder Communications

Shareholders may send written communications to the Board of Directors c/o Secretary, Hooker Furniture Corporation, P.O. Box 4708, Martinsville, Virginia 24115-4708.

By Order of the Board of Directors,

Robert W. Sherwood
Secretary
May 7, 2010

APPENDIX A

2010 AMENDMENT AND RESTATEMENT

OF THE

HOOKER FURNITURE CORPORATION 2005 STOCK INCENTIVE PLAN

1

2010 AMENDMENT AND RESTATEMENT

OF THE

HOOKER FURNITURE CORPORATION 2005 STOCK INCENTIVE PLAN

1. Purpose.  This 2010 Amendment and Restatement of the Hooker Furniture Corporation 2005 Stock Incentive Plan (the “Plan”) is designed to support the overall compensation philosophy and objectives of Hooker Furniture Corporation (the “Company”) to attract, retain, motivate and appropriately reward talented employee and other service providers who can contribute significantly to the Company’s financial growth and success and enhance value for the Company’s stockholders.  The Plan seeks to further these objectives through the use of equity-based and cash incentives that provide value to employees and other service providers in proportion to the Company’s overall performance or the achievement of key business goals, that align the interests of employees and other service providers with those of the Company’s stockholders, and that encourage employees to remain with the Company and maximize its future performance.  The Plan also provides for grants of stock incentives to compensate non-employee members of the Company’s Board of Directors for their services.

The Plan is an amendment and restatement of the Hooker Furniture Corporation 2005 Stock Incentive Plan, as previously amended and restated (the “Prior Plan”).  No additional incentive awards may be granted under the Prior Plan on or after the Effective Date of this Plan, although awards previously granted under the Prior Plan that remain outstanding on or after the Effective Date of this Plan shall continue to be governed by the terms of the Prior Plan.  Shares of Company Stock subject to outstanding incentive awards granted under the Prior Plan that expire, are forfeited or otherwise terminate unexercised may be subjected to Incentive Awards granted under this Plan, as provided in Section 4.

2. Definitions.   As used in the Plan, the following terms have the meanings indicated:

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Applicable Withholding Taxes” means the aggregate amount of federal, state and local income and employment taxes that an Employer is required to withhold in connection with any Performance Grant, award of Performance Shares, any lapse of restrictions on Restricted Stock, any compensatory dividends paid on Restricted Stock, any vesting of Restricted Stock Units or Performance Share Units, or any exercise of a Nonstatutory Stock Option or Stock Appreciation Right.

(c) “Award” means any Incentive Award or Director Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Change of Control” means the date on which the Company experiences a change in ownership (as described in subsection (i)) or a change in effective control (as described in subsection (ii)):

(i) any person or more than one person acting as a group acquires beneficial ownership of Company stock that, together with the Company stock already held by such person or group, represents more than 50 percent of the total voting power of the Company stock; provided, however, that if any one person or more than one person acting as a group is considered to own more than 50 percent of the total voting power of the Company stock, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company for purposes of this subsection (i);

(ii) a majority of members of the Board is replaced during a twelve-consecutive-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; provided, however, that if any one person or more than one person acting as a group is considered to effectively control the Company for purposes of this subsection (ii), the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control for purposes of this subsection (ii).

2

For purposes of this Section 2(e), the term “group” shall have the same meaning as in Section 13(d)(3) of the Act, modified to the extent necessary to comply with Sections 1.409A-3(i)(5)(v)(B), (vi)(D) or (vii)(C) of the Treasury Regulations (or any successor provisions). The term “beneficial ownership” shall have the same meaning as in Rule 13d-3 promulgated under the Act, modified to the extent necessary to comply with Section 1.409A-3(i)(5)(v)(iii) of the Treasury Regulations (or any successor provision).  Notwithstanding anything in this Section 2(e) to the contrary, an event which does not constitute a change in the ownership or a change in the effective control of the Company, each as defined in Section 1.409A-3(i)(5) of the Treasury Regulations (or any successor provision), shall not constitute a Change of Control for purposes of this Plan.

(f)  “Code” means the Internal Revenue Code of 1986, as amended, and as may be amended from time to time.  Any reference in the Plan to a specific section of the Code shall include any successor provision of the Code.

(g) “Consultant” means a Service Provider who is not an Employee or Outside Director.

(h) “Committee” means the Compensation Committee of the Board (or any successor Board committee designated by the Board to administer the Plan), provided that, if any member of the Compensation Committee does not qualify as (i) an outside director for purposes of Code section 162(m), (ii) a non-employee director for purposes of Rule 16b-3, and (iii) an independent director for purposes of the rules of the exchange on which the Company Stock is traded, the remaining members of the Committee (but not less than two members) shall be constituted as a subcommittee to act as the Committee for purposes of the Plan.

(i) “Company” means Hooker Furniture Corporation.

(j) “Company Stock” means the common stock of the Company.  In the event of a change in the capital structure of the Company (as provided in Section 16), the shares resulting from the change shall be deemed to be Company Stock within the meaning of the Plan.  Shares of Company Stock may be issued under this Plan without cash consideration.

(k) “Date of Grant” means (i) with respect to a Non-Option Award, the date on which the Committee (or, with respect to a Director Award, the Board) grants the award; (ii)  with respect to a Nonstatutory Option or Stock Appreciation Right, the date on which the Committee (or, with respect to a Director Award, the Board) completes the corporate action necessary to create a legally binding right constituting the Nonstatutory Stock Option or Stock Appreciation Right; or (iii) with respect to an Incentive Stock Option, the date on which the Committee completes the corporate action constituting an offer of stock for sale to a Participant under the terms and conditions of the Incentive Stock Option.  With respect to any Award, the Committee (and, with respect to any Director Award, the Board) may specify a future date on which the grant is to be granted or become effective.

(l) “Director Award” means any share of Restricted Stock awarded to an Outside Director pursuant to Section 12 of the Plan.

(m) “Disability” means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3).  As to all other Awards, Disability (or variations thereof) means, unless otherwise provided in the Grant Agreement with respect to the award, a Disability within the meaning of Code section 409A(a)(2)(C) and Section 1.409A-3(i)(4) of the Treasury Regulations (or any successor provision).  The Committee (or, with respect to a Director Award, the Board) shall determine whether a Disability exists and the determination shall be conclusive.

3

(n) “Effective Date” means the date described in Section 13 of the Plan.

(o) “Employee” means an individual employed by the Company or a Related Company as a common-law employee.

(p) “Employer” means the Company or Related Company with respect to which an Employee provides services.

(q) “Fair Market Value” means the closing price per share of Company Stock on the exchange on which the Company Stock has the highest trading volume on the Date of Grant or any other date for which the value of Company Stock must be determined under the Plan, or, if the determination date is not a trading day, on the most recent trading day immediately preceding the determination date.

(r) “Grant Agreement” means the written agreement between the Company and a Participant containing the terms and conditions with respect to an Award.

(s) “Incentive Award” means any Performance Grant, Performance Share, Option, Stock Appreciation Right, share of Restricted Stock, Restricted Stock Unit or Performance Share Unit awarded to a Service Provider under the Plan.

(t) “Incentive Stock Option” means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422.

(u) “Non-Option Award” means an Award other than an Option or Stock Appreciation Right.

(v) “Nonstatutory Stock Option” means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

(w) “Option” means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan granted under Section 10.

(x) “Outside Director” means a member of the Board who is not an Employee and who meets any other qualifications that may be established by the Board to be treated as an Outside Director under the Plan.

(y) “Participant” means any Service Provider or Outside Director who receives an Award under the Plan.

(z) “Performance Criteria” means the performance of the Company, any Related Company, any subsidiary, division, business unit thereof, or any individual using one or more of the following measures, either on an operating or GAAP basis where applicable (or on the basis of such other standards as may replace or succeed GAAP), including or excluding nonrecurring or extraordinary items or changes in applicable accounting standards where applicable, and including measuring the performance of any of the following relative to a defined peer group of companies or an index: market value of the Company’s Common Stock; pre-tax profits; unit production costs; asset growth; pre-tax earnings; debt to equity ratio; earnings per share; revenues; operating income; operating costs and efficiencies; operating cash flow; net income, before or after taxes; net income before income taxes, incentive payments and accounting for minority interest; return on total capital, equity, revenue or assets; market share; unit production and sales volume; earnings before interest, taxes, depreciation, rent and amortization expenses; earnings before interest, taxes, depreciation and amortization (EBITDA); earnings before interest and taxes (EBIT); any of the prior measures or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue or return on total capital; net earnings; profit margin; operating margin; operating income; net worth; cash flow; cash flow per share; total stockholder return; revenues; capital expenditures; improvements in capital structure; industry indices; expenses and expense ratio management; debt reduction; profitability of an identifiable business unit or product; or levels of expense, cost or liability by category, operating unit or any other delineation.

4

(aa) “Performance Goal” means an objectively determinable performance goal established by the Committee that relates to one or more Performance Criteria.

(bb) “Performance Grant” means a right to receive cash or Company Stock subject to the attainment of Performance Goals as set forth under Section 6.

(cc) “Performance Share” means a right to receive a share of Company Stock subject to the satisfaction of performance conditions as set forth in Section 7.

(dd) “Performance Share Unit” means a right to receive Company Stock or cash awarded upon the terms and subject to grant and vesting conditions as set forth in Section 9.

(ee) “Plan” means this 2010 Amendment and Restatement of the Hooker Furniture Corporation 2005 Stock Incentive Plan, as it may be further amended from time to time.

(ff) “Plan Year” means the calendar year.

(gg) “Related Company” means, (i) for purposes of determining eligibility to receive an Incentive Stock Option, any “parent corporation” with respect to the Company within the meaning of Code section 424(e) or any “subsidiary corporation” with respect to the Company within the meaning of Code section 424(f); (ii) for purposes of determining eligibility to receive a Nonstatutory Stock Option or Stock Appreciation Right, any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest (within the meaning of Section 1.409A-1(b)(5)(E)(1) of the Treasury Regulations (or any successor provision)) in another corporation or other entity in the chain, beginning with a corporation or other entity in which the Company has a controlling interest; and (iii) for all other purposes under the Plan, any corporation, trade or business that would be required to be treated as a single employer with the Company under Code sections 414(b) or (c), provided that, in applying Code sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations, or in applying Section 1.414(c)-2 of the Treasury Regulations for purposes of determining trades or businesses under common control, the phrase “at least 50%” shall replace the phrase “at least 80%” each time it appears in those sections.

(hh) “Repricing” means, with respect to an Option or Stock Appreciation Right, any of the following: (i) the lowering of the exercise price after the Date of Grant; (ii) the taking of any other action that is treated as a repricing under generally accepted accounting principles; or (iii) the cancellation of the Option or Stock Appreciation Right at a time when its exercise price (or, with respect to the Stock Appreciation Right, the Fair Market Value of the Company Stock covered by the Stock Appreciation Right on the Date of Grant) exceeds the Fair Market Value of the underlying Company Stock, in exchange for any other Award, unless the cancellation and exchange occurs in connection with a Corporate Event (as defined in Section 16(b) below).

(ii) “Restricted Stock” means Company Stock awarded upon the terms and subject to restrictions as set forth in Section 8.

(jj) “Restricted Stock Unit” means a right to receive Company Stock or cash awarded upon the terms and subject to vesting conditions as set forth in Section 9.

5

(kk) “Retirement” means, unless otherwise provided in the Grant Agreement for a particular Award, a Participant’s termination of employment or other separation from service on or after age 65.

(ll) “Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act, as amended from time to time.

(mm) “Service Provider” means an Employee, Consultant or other natural person employed by or providing bona fide services to the Company or a Related Company, excluding any Outside Director.

(nn) “Stock Appreciation Right” means a right to receive Company Stock or cash granted under Section 11.

(oo) “Tandem Right” means a kind of Stock Appreciation Right granted in connection with a Nonstatutory Stock Option as described in Section 11.

(pp) “Taxable Year” means the fiscal period used by the Company for reporting taxes on its income under the Code.

(qq) “Ten Percent Stockholder” means a person who owns, directly or indirectly, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Company.  Indirect ownership of stock shall be determined in accordance with Code section 424(d).

(rr) “Treasury Regulations” mean the final, temporary or proposed regulations issued by the Treasury Department and/or Internal Revenue Service as codified in Title 26 of the United States Code of Federal Regulations.  Any references made in the Plan to specific Treasury Regulations shall also refer to any successor or replacement regulations thereto.

3. General.   The following types of Awards may be granted under the Plan:  Performance Grants, Performance Shares, shares of Restricted Stock, Restricted Stock Units, Performance Share Units, Options, or Stock Appreciation Rights.  Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4. Stock.

(a) Reserve.  Subject to Section 16 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 723,418 shares of Company Stock, which shall be authorized but unissued shares.  If an award issued under the Prior Plan is outstanding as of the Effective Date, and is later forfeited or otherwise terminates unexercised, the shares of Company Stock subject to such award shall be added to the shares reserved for issuance under the Plan.

(b) Share Use.  Shares allocable to Awards or portions thereof granted under the Plan that expire, are forfeited, or that terminate unexercised may be subjected to a new Award under the Plan.  Any shares of Company Stock tendered or exchanged by a Participant as full or partial payment to the Company of the exercise price under an Option and any shares retained or withheld by the Employer in satisfaction of an Employee’s obligations to pay Applicable Withholding Taxes with respect to any Incentive Award shall not be available for issuance, subjected to new Awards or otherwise used to increase the share reserve under the Plan.  The cash proceeds from Option exercises shall not be used to repurchase shares on the open market for reuse under the Plan.

(c) Plan Limits.  All of the shares of Company Stock that may be issued under this Plan may be issued upon the exercise of Options that qualify as Incentive Stock Options.  No more than 75,000 shares may be allocated to Awards, including the maximum amounts payable under a Performance Grant, that are granted to any individual Participant during any single Taxable Year.  The aggregate maximum cash amount payable under the Plan to any Participant in any single Taxable Year shall not exceed $500,000.

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5. Eligibility.

(kk) Incentive Awards.  All present and future Service Providers of the Company or any Related Company (whether now existing or hereafter created or acquired) who have contributed or who can be expected to contribute significantly to the Company or a Related Company shall be eligible to receive Incentive Awards under the Plan.  The Committee shall have the power and complete discretion, as provided in Section 17, to select eligible Service Providers to receive Incentive Awards and to determine for each Service Provider the nature of the award and the terms and conditions of each Incentive Award.

(ll) Director Awards.  All present and future Outside Directors shall be eligible to receive Director Awards pursuant to Section 12 of the Plan.

(mm) No Contract of Employment or Services.  The grant of an Award shall not obligate the Company or any Related Company to pay any Service Provider or Outside Director any particular amount of remuneration, to continue the employment or services of the Service Provider or Outside Director after the grant or to make further grants to the Service Provider or Outside Director at any time thereafter.

(nn) Foreign Awards.  When granting Awards to Service Providers who are not United States residents, the Committee shall have complete discretion and authority to grant such Awards in compliance with all present and future laws of the country or countries with laws that may apply to the grant of the Award or the issuance of Company Stock pursuant to the Award.  Such authorization shall extend to and include establishing one or more separate sub-plans which include provisions not inconsistent with the Plan that comply with statutory or regulatory requirements imposed by the foreign country or countries in which the Participant resides.  The Board shall have similar authority to with respect to Director Awards.

6. Performance Grants.

(a) The Committee may make Performance Grants to eligible Service Providers.  Each Performance Grant shall include the Performance Goals for the award, the Performance Criteria with respect to which such goals are to be measured, the target and maximum amounts payable under the award, the period over which the award is to be earned, and any other terms and conditions as are applicable to the Performance Grant.  The terms of a Performance Grant may be set in an annual or long-term bonus plan or other similar document.  In the event of any conflict between such document and the Plan, the terms of the Plan shall control.  Performance Grants shall be granted and administered in such a way as to qualify as “performance-based compensation” for purposes of Code section 162(m).

(b) The Committee shall establish the Performance Goals for Performance Grants.  The Committee shall determine the extent to which any Performance Criteria shall be used and weighted in determining Performance Grants.  The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Performance Grant to Performance Grant and Taxable Year to Taxable Year.  The Committee may increase, but not decrease, the minimum and target levels (but not increase the amount payable) with respect to any Performance Goal after the start of a Performance Period.

(c) The Committee shall establish for each Performance Grant the amount of cash or Company Stock payable at specified levels of performance, based on the Performance Goal or Goals with respect to each Performance Criterion.  Any Performance Grant shall be made not later than the earlier of (i) 90 days after the start of the period for which the Performance Grant relates and (ii) the completion of 25% of such period.  All determinations regarding the achievement of any Performance Goals will be made by the Committee.  The Committee may not increase during a Taxable Year the amount of cash or Company Stock that would otherwise be payable upon achievement of the Performance Goal or Goals but may reduce or eliminate the payments unless otherwise provided in a Performance Grant.  The Committee may provide for a Performance Grant to be payable at the target level (or other level as determined by the Committee in its discretion) prior to the attainment of a Performance Goal or Goals solely upon the Participant’s death, Disability, or the occurrence of a Change of Control.

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(d) The actual payments to a Participant under a Performance Grant will be calculated by measuring the achievement of the Performance Goals with respect to the Performance Criteria as established in the Performance Grant.  All calculations of actual payments shall be made by the Committee and the Committee shall certify in minutes of a meeting or other writing the extent, if any, to which the Performance Goals have been met.

(e) Performance Grants may be paid in cash, Company Stock, or a fixed combination of Company Stock or cash as provided by the Committee at the time of grant, or the Committee may reserve the right to determine the manner of payment at the time the Performance Grant becomes payable.  The Committee may provide in the Grant Agreement that the Participant may make an election to defer the payment under a Performance Grant subject to such terms as the Committee may determine in accordance with Code section 409A.

(f) A Participant who receives a Performance Grant payable in Company Stock shall have no rights as a stockholder until the Company Stock is issued pursuant to the terms of the Performance Grant and all requirements with respect to the issuance of such shares have been satisfied.

(g) A Participant’s interest in a Performance Grant may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

(h) Whenever payments under a Performance Grant are to be made in cash to a Participant who is an Employee, his Employer will withhold therefrom an amount sufficient to satisfy any Applicable Withholding Taxes.  Each Participant who is an Employee shall agree as a condition of receiving a Performance Grant payable in Company Stock to pay to his Employer, or make arrangements satisfactory to his Employer regarding the payment to his Employer of, Applicable Withholding Taxes.  Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to the Participant.  Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash.  In addition, if the Committee allows or the Grant Agreement so provides, (A) payment to the Employer in satisfaction of Applicable Withholding Taxes may be made in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances; (B) the Participant may elect to have his Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes; or (C) unless prohibited by law, the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Applicable Withholding Taxes.

7. Performance Shares.

(a) The Committee may grant Performance Shares to eligible Service Providers.  Whenever the Committee grants Performance Shares, notice shall be given to the Service Provider stating the number of Performance Shares granted and the terms and conditions to which the grant of Performance Shares is subject.  This notice shall become the Grant Agreement between the Company and the Service Provider and, at that time, the Service Provider shall become a Participant.  Performance Shares may or may not be intended to qualify as “performance-based compensation” for purposes of Code section 162(m).  If intended to so qualify, the award shall be governed by the provisions of Section 6.

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(b) The Committee shall establish the performance goals to which each award of Performance Shares shall be subject.  The performance goals need not be objective and may be based on any performance conditions selected by the Committee in its discretion.  The performance period with respect to an award shall not be less than twelve consecutive months in length and the performance goals with respect to such award may be established at any time after the start of such period in the Committee’s discretion.  The Committee may vary the performance and other terms and conditions from Participant to Participant, grant to grant and Taxable Year to Taxable Year.  The Committee may increase or decrease the minimum, target or maximum levels with respect to any performance goal after the start of a performance period in its discretion.

(c) The Committee shall establish for each award the number of shares of Company Stock payable at specified levels of performance.  All determinations regarding the achievement of any performance goals will be made by the Committee.  The actual number of shares to be paid to a Participant under an award will be calculated by measuring the achievement of the performance goal(s) with respect to the performance criteria as established by the Committee.  All calculations of actual payments shall be made by the Committee whose decision shall be final and binding on all parties.

(d) The Committee may reserve the right in a Grant Agreement to settle all or portion of an award of Performance Shares in cash instead of shares of Company Stock, with the cash portion to be determined based on the Fair Market Value as of the date of payment of the shares of Company Stock otherwise payable under the award, or to allow the Participant to defer payment under the award, subject to such terms as the Committee may determine in accordance with Code section 409A.

(e) A Participant shall have no rights as a stockholder until shares of Company Stock are issued under the Performance Share award and all requirements with respect to the issuance of such shares have been satisfied.

(f) A Participant’s interest in an award of Performance Shares may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

(g) Each Participant who is an Employee shall agree at the time of receiving an award of Performance Shares, and as a condition thereof, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes.  Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to the Participant.  Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash.  In addition, if the Committee allows or the Grant Agreement so provides, (A) payment to the Employer in satisfaction of Applicable Withholding Taxes may be made in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances; (B) the Participant may elect to have his Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes; or (C) unless prohibited by law, the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Applicable Withholding Taxes.

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8. Restricted Stock Awards.

(a) The Committee may grant Restricted Stock to eligible Service Providers.  Whenever the Committee deems it appropriate to grant Restricted Stock, notice shall be given to the Service Provider stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject.  This notice shall become the Grant Agreement between the Company and the Service Provider and, at that time, the Service Provider shall become a Participant.

(b) The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in paragraph (c) below shall lapse.  The terms and conditions may include the continued performance of services or the achievement of performance conditions measured on an individual, corporate or other basis, or any combination thereof.  Any service period shall not be less than three consecutive years in length and any performance period shall not be less than twelve consecutive months in length; provided, however, that the Committee may, in its discretion and without limitation, provide in the Grant Agreement that restrictions will lapse prior to the expiration of the service or performance period as a result of the Disability, death or Retirement of the Participant or the occurrence of a Change of Control.  If the award is intended to qualify as “performance-based compensation” for purposes of Code section 162(m), the award shall be governed by the provisions of Section 6(b)-(d).

(c) No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on the shares established by the Committee have lapsed or been removed.

(d) Upon the acceptance by a Participant of an award of Restricted Stock, the Participant shall, subject to the restrictions set forth in paragraph (c) above, have all the rights of a stockholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote the shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon.  Unless otherwise provided in the Grant Agreement, (i) dividends or other distributions paid in shares of Company Stock shall be subject to the same restrictions set forth in paragraph (c) as the shares of Restricted Stock with respect to which the dividends or other distributions are paid, and (ii) dividends or other distributions paid in cash shall be paid to the Participant at the same time as paid to other stockholders.  Certificates representing Restricted Stock shall be held by the Company until the restrictions lapse and upon request the Participant shall provide the Company with appropriate stock powers endorsed in blank.

(e) Each Participant who is an Employee shall agree at the time his or her Restricted Stock is granted, and as a condition thereof, to pay to his Employer, or make arrangements satisfactory to his Employer regarding the payment to his Employer of, Applicable Withholding Taxes.  Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to the Participant.  Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash.  In addition, if the Committee allows or the Grant Agreement so provides, (A) payment to the Employer in satisfaction of Applicable Withholding Taxes may be made in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances; (B) the Participant may elect to have his Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes; or (C) unless prohibited by law, the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Applicable Withholding Taxes.

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9. Performance Share Units and Restricted Stock Units.

(a) The Committee may grant Performance Share Units and Restricted Stock Units to eligible Service Providers. Whenever the Committee deems it appropriate to grant Performance Share Units or Restricted Stock Units, notice shall be given to the Service Provider stating the number of Performance Share Units or Restricted Stock Units granted and the terms and conditions to which the Performance Share Units or Restricted Stock Units are subject. This notice shall become the Grant Agreement between the Company and the Service Provider and, at that time, the Service Provider shall become a Participant.

(b) The Committee shall establish as to each award of Performance Share Units the terms and conditions upon which the Performance Share Units shall be earned, vest and be paid. The issuance and vesting of Performance Share Units may be conditioned on the achievement of performance conditions measured on an individual, corporate, or other basis, or any combination thereof and on the continued performance of services. The Committee shall establish as to each award of Restricted Stock Units the terms and conditions upon which the Restricted Stock Units shall vest and be paid. Vesting may be conditioned on the continued performance of services or the achievement of performance conditions measured on an individual, corporate, or other basis, or any combination thereof. A Restricted Stock Unit the vesting of which is conditioned on employment and the passage of time shall not vest less than three years from the Date of Grant of the Restricted Stock Unit. A Performance Share Unit or Restricted Stock Unit the vesting of which is conditioned on the achievement of Performance Goals or other performance conditions shall not vest less than one year from the Date of Grant. Notwithstanding the foregoing; the Committee may, in its discretion and without limitation, provide in the Grant Agreement that restrictions will expire as a result of one or more of the Disability, death or Retirement of the Participant or the occurrence of a Change of Control. If the award is intended to qualify as “performance-based compensation” for purposes of Code section 162(m), the award shall be governed by the provisions of Section 6(b)-(d).

(c) Performance Share Units and Restricted Stock Units may be paid in cash, Company Stock, or a fixed combination of Company Stock or cash as provided in the Grant Agreement, or the Committee may reserve the right to determine the manner of payment at the time the Performance Share Units or Restricted Stock Units become payable. The delivery of Company Stock in payment of Performance Share Units or Restricted Stock Units may be subject to additional conditions established in the Grant Agreement.

(d) A Participant who receives Performance Share Units or Restricted Stock Units payable in Company Stock shall have no rights as a stockholder until the Company Stock is issued pursuant to the terms of the Grant Agreement and all requirements with respect to the issuance of such shares have been satisfied. The Committee may, in its discretion, provide that a Participant shall be entitled to receive dividend equivalents on outstanding Performance Share Units or Restricted Stock Units. Dividend equivalents may be (i) paid in cash, (ii) credited to the Participant as additional Performance Share Units or Restricted Stock Units, or (iii) a fixed combination of cash and additional Performance Share Units or Restricted Stock Units as provided in the Grant Agreement, or the Committee may reserve the right to determine the manner of payment at the time dividends are paid to stockholders of record. Unless otherwise provided in the Grant Agreement, (i) dividend equivalents with respect to dividends or other distributions that are paid in shares of Company Stock or cash shall be credited to the Participant as additional Restricted Stock Units subject to the same restrictions as the Restricted Stock Units with respect to which the dividend equivalents are paid, and (ii) the same provisions will apply to outstanding Performance Share Units following the end of the performance period.

(e) A Participant’s interest in Performance Share Units or Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

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(f) Whenever payments under Performance Share Units or Restricted Stock Units are to be made in cash to a Participant who is an Employee, his Employer will withhold therefrom an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant who is an Employee shall agree as a condition of receiving Performance Share Units or Restricted Stock Units payable in the form of Company Stock to pay to his Employer, or make arrangements satisfactory to his Employer regarding the payment to his Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to the Participant. Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash. In addition, if the Committee allows or the Grant Agreement so provides, (A) payment to the Employer in satisfaction of Applicable Withholding Taxes may be made in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances; (B) the Participant may elect to have his Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes; or (C) unless prohibited by law, the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Applicable Withholding Taxes.

10. Stock Options.

(a) The Committee may grant Options to eligible Service Providers.  Whenever the Committee grants Options, notice shall be given to the Service Provider stating the number of shares for which Options are granted, the Option exercise price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the extent, if any, to which associated Stock Appreciation Rights are granted, and the conditions to which the grant and exercise of the Options are subject.  This notice shall become the Grant Agreement between the Company and the Service Provider and, at that time, the Service Provider shall become a Participant.

(b) The exercise price of shares of Company Stock covered by an Option shall not be, and shall never become, less than 100 percent of the Fair Market Value of the shares on the Date of Grant, except as may be provided in Section 16 (regarding certain changes affecting Company Stock).  If the Participant is a Ten Percent Stockholder and the Option is intended to qualify as an Incentive Stock Option, the exercise price shall be not less than 110 percent of the Fair Market Value of such shares on the Date of Grant.

(c) Options may be exercised in whole or in part at the times as may be specified by the Committee in the Participant’s Grant Agreement; provided that no Option may be exercised after the expiration of ten (10) years from the Date of Grant.  If the Participant is a Ten Percent Stockholder and the Option is intended to qualify as an Incentive Stock Option, the Option may not be exercised after the expiration of five (5) years from the Date of Grant.

(d) Options shall not be transferable except to the extent specifically provided in the Grant Agreement in accordance with applicable securities laws.  Incentive Stock Options, by their terms, shall not be transferable except by will or the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant.

(e) Options that are intended to qualify as Incentive Stock Options shall be granted only to Employees who meet the eligibility requirements of Section 5.

(f) Options that are intended to qualify as Incentive Stock Options shall, by their terms, not be exercisable after the first to occur of (x) ten years from the Date of Grant (five years if the Participant to whom the Option has been granted is a Ten Percent Stockholder), (y) three months following the date of the Participant’s termination of employment with the Company and all Related Companies for reasons other than Disability or death, or (z) one year following the date of the Participant’s termination of employment on account of Disability or death.

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(g) Options that are intended to qualify as Incentive Stock Options shall, by their terms, be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined as of the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the Plan Year does not exceed $100,000 (the “Limitation Amount”).  Incentive Stock Options granted under the Plan and all other plans of the Company and all Related Companies shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded.  The Committee may impose any conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met.  If Incentive Stock Options that first become exercisable in a Plan Year exceed the Limitation Amount, the excess Options shall be treated as Nonstatutory Stock Options to the extent permitted by law.

(h) A Participant who purchases shares of Company Stock under an Option shall have no rights as a stockholder until the Company Stock is issued pursuant to the terms of the Grant Agreement and all requirements with respect to the issuance of such shares have been satisfied.

(i) Options may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option.  The notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the terms of an Option or the Committee in its discretion so permits, the Participant (i), unless prohibited by law, may deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the terms of the Option or the Committee in its discretion, Applicable Withholding Taxes, (ii) may deliver shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, or (iii) may cause to be withheld from the Option shares, shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price; or (iv) may use any other methods of payment as the Committee, at its discretion, deems appropriate.  Until the Participant has paid the exercise price and any Applicable Withholding Taxes, no stock certificate shall be issued.

(j)  Each Participant who is an Employee shall agree as a condition of the exercise of an Option to pay to his Employer, or make arrangements satisfactory to his Employer regarding the payment to his Employer of, Applicable Withholding Taxes.  Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued upon the exercise of an Option.  Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash.  In addition, if the Committee allows or the Grant Agreement so provides, (A) payment to the Employer in satisfaction of Applicable Withholding Taxes may be made in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances; (B) the Participant may elect to have his Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes, or (C) unless prohibited by law, the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Applicable Withholding Taxes.

(k) Unless specifically provided in the discretion of the Committee in a writing that references and supersedes this Section 10(k), (i) no Modification shall be made in respect to any Option if such Modification would result in the Option constituting a deferral of compensation, and (ii) no Extension shall be made in respect to any Option if such Extension would result in the Option having an additional deferral feature from the Date of Grant, in each case within the meaning of applicable Treasury Regulations under Code section 409A.  Subject to the remaining part of this subsection (k), (i) a “Modification” means any change in the terms of the Option (or change in the terms of the Plan or applicable Grant Agreement) that may provide the holder of the Option with a direct or indirect reduction in the exercise price of the Option, regardless of whether the holder in fact benefits from the change in terms; and (ii) an “Extension” means either (A) the provision to the holder of an additional period of time within which to exercise the Option beyond the time originally prescribed, (B) the conversion or exchange of the Option for a legally binding right to compensation in a future taxable year, (C) the addition of any feature for the deferral of compensation to the terms of the Option, or (D) any renewal of the Option that has the effect of (A) through (C) above.  Notwithstanding the preceding sentence, it shall not be a Modification or an Extension, respectively, to change the terms of an Option in accordance with Section 16 of the Plan, or in any of the other ways or for any of the other purposes provided in applicable Treasury Regulations or other generally applicable guidance under Code section 409A as not resulting in a Modification or Extension for purposes of that section.  In particular, it shall not be an Extension to extend the exercise period of an Option to a date no later than the earlier of (i) the latest date upon which the Option could have expired by its original terms under any circumstances or (ii) the tenth anniversary of the original Date of Grant.

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11. Stock Appreciation Rights.

(a) The Committee may grant Stock Appreciation Rights to eligible Service Providers.  Whenever the Committee grants Stock Appreciation Rights, notice shall be given to the Service Provider stating the number of shares with respect to which Stock Appreciation Rights are granted, the extent, if any, to which the Stock Appreciation Rights are granted in connection with all or any part of a Nonstatutory Stock Option (“Tandem Rights”), and the conditions to which the grant and exercise of the Stock Appreciation Rights are subject.  This notice shall become the Grant Agreement between the Company and the Service Provider and, at that time, the Service Provider shall become a Participant.

(b) Stock Appreciation Rights (other than Tandem Rights) shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered Stock Appreciation Right over (y) the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right.

(c) Tandem Rights shall entitle the Participant, upon exercise of all or any part of the Tandem Rights, to surrender to the Company unexercised that portion of the underlying Nonstatutory Stock Option relating to the same number of shares of Company Stock as is covered by the Tandem Right (or the portion of the Tandem Right so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered portion of the underlying Nonstatutory Stock Option over (y) the exercise price of the Company Stock covered by the surrendered portion of the underlying Nonstatutory Stock Option.

(d) Upon the exercise of a Tandem Right and surrender of the related portion of the underlying Nonstatutory Stock Option, the Nonstatutory Stock Option, to the extent surrendered, shall not thereafter be exercisable.

(e) Subject to any further conditions upon exercise imposed by the Committee, a Tandem Right shall be granted on the same Date of Grant as the related Nonstatutory Stock Option, be transferable only to the extent that the related Nonstatutory Stock Option is transferable, be exercisable only to the extent that the related Nonstatutory Stock Option is exercisable and shall expire no later than the date on which the related Nonstatutory Stock Option expires.

(f) The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

(g) Stock Appreciation Rights shall not be transferable except to the extent specifically provided in the Grant Agreement in accordance with applicable securities laws.

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(h) Stock Appreciation Rights may be exercised in whole or in part at the times as may be specified by the Committee in the Participant’s Grant Agreement; provided that no Stock Appreciation Right may be exercised after the expiration of ten (10) years from the Date of Grant.

(i) A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right (or, in the case of a Tandem Right, only to the extent it exceeds the exercise price of the Company Stock covered by the underlying Nonstatutory Stock Option).

(j) The manner in which the Company’s obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Grant Agreement.  The Grant Agreement may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised.  Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

(k) A Participant who acquires shares of Company Stock upon exercise of a Stock Appreciation Right shall have no rights as a stockholder until the Company Stock is issued pursuant to the terms of the Grant Agreement and all requirements with respect to the issuance of such shares have been satisfied.

(l) Stock Appreciation Rights may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of Stock Appreciation Rights the Participant has elected to exercise.

(m)  Whenever payments upon exercise of Stock Appreciation Rights are to be made in cash to a Participant who is an Employee, the Employer will withhold therefrom an amount sufficient to satisfy any Applicable Withholding Taxes.  Each Participant who is an Employee shall agree as a condition of receiving Stock Appreciation Rights payable in the form of Company Stock to pay to his Employer, or make arrangements satisfactory to his Employer regarding the payment to his Employer of, Applicable Withholding Taxes.  Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to the Participant.  Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash.  In addition, if the Committee allows or the Grant Agreement so provides, (A) payment to the Employer in satisfaction of Applicable Withholding Taxes may be made in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances; (B) the Participant may elect to have his Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes; or (C) unless prohibited by law, the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Applicable Withholding Taxes.

(n) Unless specifically provided in the discretion of the Committee in a writing that references and supersedes this Section 11(n), (i) no Modification shall be made in respect to any Stock Appreciation Right if such Modification would result in the Stock Appreciation Right constituting a deferral of compensation, and (ii) no Extension shall be made in respect to any Stock Appreciation Right if such Extension would result in the Stock Appreciation Right having an additional deferral feature from the Date of Grant, in each case within the meaning of applicable Treasury Regulations under Code section 409A.  Subject to the remaining part of this subsection (n), (i) a “Modification” means any change in the terms of the Stock Appreciation Right (or change in the terms of the Plan or applicable Grant Agreement) that may provide the holder of the Stock Appreciation Right with a direct or indirect reduction in the exercise price of the Stock Appreciation Right, regardless of whether the holder in fact benefits from the change in terms; and (ii) an “Extension” means either (A) the provision to the holder of an additional period of time within which to exercise the Stock Appreciation Right beyond the time originally prescribed, (B) the conversion or exchange of the Stock Appreciation Right for a legally binding right to compensation in a future taxable year, (C) the addition of any feature for the deferral of compensation to the terms of the Stock Appreciation Right, or (D) any renewal of the Stock Appreciation Right that has the effect of (A) through (C) above.  Notwithstanding the preceding sentence, it shall not be a Modification or an Extension, respectively, to change the terms of a Stock Appreciation Right in accordance with Section 16 of the Plan, or in any of the other ways or for any of the other purposes provided in applicable Treasury Regulations or other generally applicable guidance under Code section 409A as not resulting in a Modification or Extension for purposes of that section.  In particular, it shall not be an Extension to extend the exercise period of a Stock Appreciation Right to a date no later than the earlier of (i) the latest date upon which the Stock Appreciation Right could have expired by its original terms under any circumstances or (ii) the tenth anniversary of the original Date of Grant.

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12. Director Awards.  On the third business day following the 2010 annual meeting of the Company’s shareholders and following each of the four annual meetings thereafter (each, an “Annual Grant Date”), each Outside Director shall be granted shares of Restricted Stock without further action on the part of the Board or the Committee.  The number of shares of Restricted Stock awarded to an Outside Director on an Annual Grant Date shall be determined by dividing an amount equal to fifty percent (50%) of the total fees payable to the Outside Director for the Grant Year (as defined below), by the Fair Market Value of Company Stock on the Annual Grant Date, and rounding the result to the nearest whole share.  The term “Grant Year” shall mean in the twelve-month period beginning on the annual meeting date that immediately precedes the Annual Grant Date.  Each award agreement evidencing a grant of Restricted Stock pursuant to this Section 12 shall provide that the Restricted Stock will become fully vested, and the restrictions (as determined in accordance with Section 8(c)) applicable to such Restricted Stock shall lapse, (i) on the third anniversary of the Annual Grant Date if the Outside Director continuously serves as an Outside Director from the Annual Grant Date to the third anniversary of such date or, (ii) if earlier, the date on which the first of the following events occur: the Outside Director dies or becomes Disabled, the first annual meeting of the Company’s shareholders following the Outside Director’s attainment of age 75, or a Change of Control of the Company.

13. Effective Date of the Plan.   The Plan shall become effective on March 31, 2010.  However, until (i) the Plan has been approved by the Company’s stockholders, and (ii) the requirements of any applicable federal or state securities laws have been met, no shares of Company Stock issuable under Non-Option Awards shall be issued and no Options or Stock Appreciation Rights shall be exercisable that, in either case, are not contingent on the occurrence of both such events.

14. Continuing Securities Law Compliance.  If at any time on or after the effective date of the Plan as described in Section 13 above, the requirements of any applicable federal or state securities laws should fail to be met, no shares of Company Stock issuable under Non-Option Awards shall be issued and no Options or Stock Appreciation Rights shall be exercisable until the Committee (or, with respect to a Director Award, the Board) has determined that these requirements have again been met.   The Committee (or, with respect to a Director Award, the Board) may suspend the right to exercise an Option or Stock Appreciation Right at any time when it determines that allowing the exercise and issuance of Company Stock would violate any federal or state securities or other laws, and may provide that any time periods to exercise the Option or Stock Appreciation Right are extended during a period of suspension.

15. Termination, Modification, Change.   If not sooner terminated by the Board, this Plan shall terminate at the close of business on the date that immediately follows the fifth anniversary of the date on which the Plan was approved by the Company’s stockholders.  No new Awards shall be granted under the Plan after the date on which the Plan terminates.  The Board may terminate the Plan at any time and may amend the Plan at any time in any respect as it shall deem advisable; provided that no change shall be made that increases the total number of shares of Company Stock reserved for issuance under the Plan (except pursuant to Section 16), materially modifies the requirements as to eligibility for participation in the Plan, or that would otherwise be considered a material revision or amendment under Code section 422 or the listing standards of the exchange on which the Company Stock is traded, unless the change is authorized by the stockholders of the Company.  Notwithstanding the foregoing, the Board may unilaterally amend the Plan and outstanding Awards with respect to Participants as it deems appropriate to ensure compliance with Rule 16b-3 and other applicable federal or state securities laws and to meet the requirements of the Code and applicable regulations or other generally applicable guidance thereunder.  Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Award previously granted to him or her.

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16. Change in Capital Structure.

(a) The Committee (or, with respect to a Director Award, the Board) shall proportionately adjust the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Awards then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan (including the maximum limit on Non-Option Awards or Incentive Stock Options under Section 4), the maximum number of shares or securities that can be granted to an individual Participant under Section 4, the exercise price of Options, the initial Fair Market Value of Company Stock under Stock Appreciation Rights, and other relevant terms of the Plan and any Awards whenever, in the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation, or other change in the Company’s corporate structure or capital stock (including, but not limited to, the creation or issuance to stockholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), it deems any such adjustment necessary or desirable to preserve the intended benefits of the Plan and any outstanding Awards for the Company and the Participants.  The Committee’s (or, with respect to a Director Award, the Board’s) determination in this regard shall be binding on all persons.  If the adjustment would produce fractional shares with respect to any unexercised Option or Stock Appreciation Right or fractional cents with respect to the exercise price thereof, the Committee (or, with respect to a Director Award, the Board) shall round down the number of shares covered by the Option or Stock Appreciation Right to the nearest whole share and round up the exercise price to the nearest whole cent.

(b) In the event of a Change of Control as described in Section 2(e), or if the Company is otherwise a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets occurs (in any such case, a “Corporate Event”), then the Committee (or, with respect to a Director Award, the Board) may take any actions with respect to outstanding Awards as it deems appropriate, consistent with applicable provisions of the Code and any applicable federal or state securities laws.

(c) Notwithstanding anything in the Plan to the contrary, the Committee (or, with respect to a Director Award, the Board) may take the foregoing actions without the consent of any Participant, and its determination shall be conclusive and binding on all persons and for all purposes.

17. Administration of the Plan.

(a) The Plan shall be administered by the Committee.  Subject to the express provisions and limitations set forth in this Plan or the Committee’s charter or as otherwise established by the Board, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

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(i) to prescribe, amend and rescind policies relating to this Plan, and to interpret the Plan, including defining terms not otherwise defined;

(ii) to determine which persons are eligible Service Providers, to which of the Service Providers, if any, Incentive Awards shall be granted hereunder and the timing of any Incentive Awards;

(iii) to grant Incentive Awards to Service Providers and determine the terms and conditions thereof, including the number of shares of Company Stock subject to Incentive Awards and the exercise or purchase price of the shares of Company Stock and the circumstances under which Incentive Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance conditions (including Performance Goals), the occurrence of certain events, or other factors;

(iv) to establish or verify the extent of satisfaction of any Performance Goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Incentive Award;

(v) to prescribe and amend the terms of the Grant Agreements or other documents evidencing Incentive Awards made under this Plan (which need not be identical);

(vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 16;

(vii) to interpret and construe this Plan, any policies under this Plan and the terms and conditions of any Incentive Award granted hereunder, and to make exceptions to any provisions for the benefit of the Company; and

(viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

The Committee may amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that the consent will not be required if the amendment is for the purpose of complying with applicable provisions of the Code or any federal or state securities laws.

The Committee is prohibited from Repricing any Option or Stock Appreciation Right without the prior approval of the stockholders of the Company with respect to the proposed Repricing.

(b) The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant.  The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present.  Any action may be taken by the Committee in writing or by electronic transmission or transmissions as permitted by the Bylaws of the Company, and any action so taken shall be fully effective as if it had been taken at a meeting.

(d) The Committee may delegate the administration of the Plan to an officer or officers of the Company, and such officer(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Incentive Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Incentive Awards, to process or oversee the issuance of shares of Company Stock upon the exercise, vesting and/or settlement of an Incentive Award, to interpret the terms of Incentive Awards and to take any other actions as the Committee may specify, provided that in no case shall any such officer(s) be authorized to grant Incentive Awards under the Plan.  Any action by an administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such officer(s), provided that the actions and interpretations of any such officer(s) shall be subject to review and approval, disapproval or modification by the Committee.

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18. Notice.   All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company—at the principal business address of the Company to the attention of the Corporate Secretary of the Company; and (b) if to any Participant—at the last address of the Participant known to the sender at the time the notice or other communication is sent.

19. No Effect on Other Plans.  Nothing contained in the Plan will be deemed in any way to limit or restrict the Company or any Related Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

20. Interpretation.   The Plan is intended to operate in compliance with the provisions of Rule 16b-3 and to facilitate compliance with, and optimize the benefits from, Code section 162(m).  The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury of the United States or his or her delegate relating to the qualification of Incentive Stock Options under the Code.  This Plan and the individual Awards under the Plan are intended to comply with any applicable requirements of Code section 409A and shall be interpreted to the extent context reasonably permits in accordance with such requirements.  If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect.  The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia and applicable federal law.

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REVOCABLE PROXY

HOOKER FURNITURE CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
For the Annual Meeting of Shareholders called for June 8, 2010

The undersigned hereby appoints Paul B. Toms, Jr. and E. Larry Ryder, or either of them, the attorneys, agents and proxies of the undersigned, with full power of substitution, to vote all the shares of common stock of Hooker Furniture Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Virginia Museum of Natural History, 21 Starling Avenue, Martinsville, Virginia, on June 8, 2010 at 2:00 P.M., and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present.  Without limiting the general authorization and power hereby given, the above proxies are directed to vote as instructed on the matters below:

(1) Election of Directors

☐	FOR all nominees listed below (except as indicated otherwise below)

☐	WITHHOLD AUTHORITY to vote for all nominees listed below

NOMINEES:	Paul B. Toms, Jr., W. Christopher Beeler, Jr., John L. Gregory, III, Mark F. Schreiber, David G. Sweet and Henry G. Williamson, Jr.

INSTRUCTIONS:	To withhold authority to vote for any individual nominee, write such nominee’s name in the space provided below.

____________________________________________________________________________________

(2) Approve the 2010 amendment and restatement of the Hooker Furniture Corporation 2005 Stock Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	Ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2011.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.

All as more particularly described in the Company’s Proxy Statement for the Annual Meeting of Shareholders to be held on June 8, 2010, receipt of which is hereby acknowledged.

(Continued and to be dated and signed on reverse side)

(continued from reverse side)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on June 8, 2010:
The Company’s Proxy Statement and Annual Report to shareholders are available at http://tinyurl.com/hookerproxy2010 or http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=25490

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED SHAREHOLDER.  IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF ITEMS (1), (2) AND (3), AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.

Please date this Proxy Card and sign your name exactly as it appears hereon.  Where there is more than one owner, each should sign.  When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such.  If executed by a corporation, this Proxy Card should be signed by a duly authorized officer.  If executed by a partnership, please sign in partnership name by authorized persons.

Dated             , 2010

Please promptly mark, sign, date and mail this Proxy Card in the enclosed envelope.  No postage is required.